 EXHIBIT 10.43

LOAN AND SECURITY AGREEMENT

BETWEEN

KELTIC FINANCIAL PARTNERS II, LP

AND

GENERAL EMPLOYMENT ENTERPRISES, INC., TRIAD PERSONNEL SERVICES, INC., BUSINESS MANAGEMENT PERSONNEL, INC., BMPS, INC., BMCH, INC., BMCHPA, INC., AND TRIAD LOGISTICS, INC.

Effective Date: September _________, 2013

TABLE OF CONTENTS

ARTICLE 1.	DEFINITIONS.	1

ARTICLE 2.	THE LOANS.	1
2.1.	Revolving Credit; Revolving Credit Note.	1
2.2.	Conditions to Loans and Advances.	1
2.3.	Overadvances.	2
2.4.	Reserves.	2
2.5.	Manner of Revolving Credit Borrowing; Notice of Borrowing.	2
2.6.	Collections.	3
2.7.	Crediting of Funds.	3
2.8.	Records of Lender.	3
2.9.	Payment on Revolving Credit Termination Date; Termination of Advances.	4

ARTICLE 3.	INTEREST AND FEES.	4
3.1.	Interest.	4
3.2.	Facility Fee.	4
3.3.	Collateral Management Fee.	4
3.4.	Commitment Fee.	5
3.5.	Field Examination Fees; Appraisals.	5
3.6.	Late Document Fee.	5
3.7.	Liquidated Damages.	5
3.8.	Computation of Interest and Fees.	6

ARTICLE 4.	COLLATERAL AND SECURITY INTEREST.	6
4.1.	Grant of Security Interest.	6
4.2.	Nature of Security Interest.	6
4.3.	Perfection and Protection of Security Interest.	7
4.4.	Limited License.	8
4.5.	Rights of Lender as Secured Party.	8
4.6.	Communication with Account Debtors.	8
4.7.	Confirmatory Written Assignments.	8
4.8.	Lender’s Right to Perform Borrower’s Obligations.	8

ARTICLE 5.	REPRESENTATIONS.	9
5.1.	Organization, Qualification and Structure.	9
5.2.	Legally Enforceable Agreement.	9
5.3.	Name and Address.	10
5.4.	Location of Collateral; Equipment List.	10
5.5.	Title; Liens; Permitted Liens.	10
5.6.	Existing Indebtedness.	10
5.7.	Financial Statements.	10
5.8.	Solvent Financial Condition.	10
5.9.	General Intangibles, Patents, Trademarks, Copyrights and Licenses.	10
5.10.	Existing Business Relationships.	10
5.11.	Investment Company Act: Federal Reserve Board Regulations.	10
5.12.	Anti-Money Laundering and Terrorism Regulations.	11
5.13.	Tax Returns.	11
5.14.	Litigation.	11
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5.15.	ERISA Matters.	11
5.16.	O.S.H.A.	12
5.17.	Environmental Matters.	12
5.18.	Labor Disputes.	12
5.19.	Location of Bank and Securities Accounts.	12
5.20.	Compliance With Laws.	12
5.21.	Capital Structure.	12
5.22.	No Other Violations.	12
5.23.	Full Disclosure.	12
5.24.	Survival of Representations.	12

ARTICLE 6.	FINANCIAL INFORMATION TO BE DELIVERED TO LENDER.	13
6.1.	Borrowing Base Certificates.	13
6.2.	A/R and A/P Aging.	13
6.3.	Ineligible Receivables.	13
6.4.	Annual Financial Statements; Compliance Certificates.	13
6.5.	Monthly Financial Statements; Compliance Certificates.	13
6.6.	Projections.	14
6.7.	Customer and Vendor Lists.	14
6.8.	Insurance.	14
6.9.	Tax Returns.	14
6.10.	Other Information; Accountant’s Access Letter.	14

ARTICLE 7.	AFFIRMATIVE COVENANTS.	14
7.1.	Use of Loan Proceeds.	14
7.2.	Business and Existence; Trade Names.	15
7.3.	Taxes.	15
7.4.	Compliance with Laws.	15
7.5.	Maintain Properties; Insurance.	15
7.6.	Business Records.	15
7.7.	Delivery of Documents and Instruments.	15
7.8.	Name Change; Organizational Change; Creation of Affiliates.	15
7.9.	Change of Offices; Records.	15
7.10.	Change of Fiscal Year.	16
7.11.	Access to Books and Records.	16
7.12.	Solvency.	16
7.13.	Notice to Lender.	16

ARTICLE 8.	NEGATIVE COVENANTS.	17
8.1.	Indebtedness.	17
8.2.	Mergers; Consolidations; Acquisitions.	17
8.3.	Change of Management; Change of Control.	17
8.4.	Sale or Disposition.	17
8.5.	Real Property Defaults.	17
8.6.	Liens and Encumbrances.	18
8.7.	Dividends and Distributions; Payment of Indebtedness.	18
8.8.	Guaranties; Contingent Liabilities.	18
8.9.	Removal of Collateral.	18
8.10.	Transfer of Notes or Accounts.	18
8.11.	Settlements.	18
8.12.	Change of Business.	18
8.13.	Change of Accounting Practices.	18
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8.14.	Inconsistent Agreement.	19
8.15.	Loan or Advances; Personal Expenses.	19
8.16.	Investments.	19
8.17.	Bank Accounts.	19
8.18.	Transactions with Affiliates.	19
8.19.	Unfunded Capital Expenditures.	19
8.20.	EBITDA.	19

ARTICLE 9.	EVENTS OF DEFAULT; REMEDIES OF LENDER.	20
9.1.	Events of Default.	20
9.2.	Continuation of Events of Default.	21
9.3.	Rights and Remedies with Respect to Loans and Advances.	21
9.4.	Rights and Remedies with Respect to Collateral.	21

ARTICLE 10.	GENERAL PROVISIONS.	24
10.1.	Construction if Multiple Borrowers.	24
10.2.	Rights and Remedies Cumulative.	25
10.3.	Reinstatement.	25
10.4.	Successors and Assigns.	25
10.5.	Notice.	25
10.6.	Strict Performance.	25
10.7.	Waiver.	25
10.8.	Construction of Agreement.	25
10.9.	Expenses; Taxes.	26
10.10.	Interest, Fees and Reimbursements Charged to Revolving Credit.	26
10.11.	Marketing and Advertising.	27
10.12.	Waiver of Right to Jury Trial.	27
10.13.	Indemnification by Borrower.	27
10.14.	Savings Clause for Indemnification.	28
10.15.	Lender’s Performance.	28
10.16.	Entire Agreement; Amendments; Lender’s Consent.	28
10.17.	Cross Default; Cross Collateralization.	28
10.18.	Execution in Counterparts.	29
10.19.	Severability of Provisions.	29
10.20.	Governing Law; Consent To Jurisdiction.	29
10.21.	Table of Contents; Headings.	29

DEFINITIONS SCHEDULE	31

DISCLOSURE SCHEDULE	39

EXHIBIT A: NOTICE OF BORROWING	40

EXHIBIT B: BORROWING BASE CERTIFICATE	42

EXHIBIT C: COMPLIANCE CERTIFICATE	43
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This LOAN AND SECURITY AGREEMENT (together with all Schedules and Exhibits hereto, this “Agreement”) between KELTIC FINANCIAL PARTNERS II, LP, a Delaware limited partnership (“Lender”) and GENERAL EMPLOYMENT ENTERPRISES, INC., a corporation organized under the laws of the State of Illinois (“GEE”), TRIAD PERSONNEL SERVICES, INC., a corporation organized under the laws of the State of Illinois (“TPS”), BUSINESS MANAGEMENT PERSONNEL, INC., a corporation organized under the laws of the State of Ohio (“BUMPS”), BMPS, INC., a corporation organized under the laws of the State of Ohio (“BMPSOH”), BMCH, INC., a corporation organized under the laws of the State of Ohio (“BMCH”), BMCHPA, INC., a corporation organized under the laws of the Commonwealth of Pennsylvania (“BMCHPA”), and TRIAD LOGISTICS, INC., a corporation organized under the laws of the State of Ohio (“Triad”) is dated the date of execution by Lender on the signature page of this Agreement (the “Effective Date”).  For purposes of this Agreement GEE, TPS, BUMPS, BMPSOH, BMCH, BMCHPA and Triad shall individually and collectively be referred to as “Borrower”.

RECITALS:         Borrower has requested Lender to extend loans to Borrower under a revolving credit facility to support Borrower’s working capital needs and for other purposes as described in this Agreement.  Lender is willing to extend such loans to Borrower subject to the terms and conditions set forth in this Agreement.

AGREEMENT:

ARTICLE 1.         DEFINITIONS.  Unless defined in the Recitals, above, in the body of this Agreement, or in the Exhibits or other Schedules hereto, capitalized terms have the meanings given to such terms in the Definitions Schedule.  The Definitions Schedule also provides meanings for certain other phrases used in this Agreement (whether or not capitalized).  Each term defined in the singular shall be interpreted in a collective manner when used in the plural, and each term defined in the plural shall be interpreted in an individual manner when used in the singular.

ARTICLE 2.         THE LOANS.

2.1.            Revolving Credit; Revolving Credit Note.  Subject to the terms and conditions of this Agreement and as long as no Default or Event of Default then exists, on Borrower’s request prior to the Revolving Credit Termination Date Lender shall lend to Borrower under a revolving credit facility (the “Revolving Credit”) an aggregate principal sum (the “Borrowing Capacity”) equal to the lesser of (a) SIX MILLION AND 00/100 DOLLARS $6,000,000.00) (the “Revolving Credit Limit”), or (b) the Borrowing Base.  The maximum principal amount of any Advance shall not exceed an amount equal to the amount of the Borrowing Capacity less the aggregate amount of all Obligations then outstanding.  Within the limits of the Borrowing Capacity, and subject to terms and conditions of this Agreement, Borrower may borrow, repay and reborrow the principal amount of the Revolving Credit.  Borrower’s obligation to pay the principal of, and interest on, Advances made to Borrower and the Revolving Credit shall be evidenced by an Authenticated promissory note in form and content acceptable to Lender (the “Revolving Credit Note”).

2.2.            Conditions to Loans and Advances.  Lender’s obligation to make any Loan or Advance under this Agreement is subject to the following conditions precedent:  (a) that the representations set forth in ARTICLE 5 and in the other Loan Documents shall be true and complete on and as of the date of such Loan or Advance; (b) that on and as of the date of such Loan or Advance Borrower shall have complied with all covenants and agreements set forth in ARTICLE 6, ARTICLE 7 and ARTICLE 8 and in the other Loan Documents; and (c) that as of the date of such Loan or Advance, no Default or Event of Default shall have occurred and be continuing.  Borrower’s acceptance of each Loan or Advance under this Agreement shall constitute a confirmation by Borrower, as of the date of such Loan or Advance (i) of the accuracy and completeness of the representations set forth in ARTICLE 5 and in the other Loan Documents, (ii) of Borrower’s satisfaction of the covenants and agreements set forth in ARTICLE 6, ARTICLE 7 and ARTICLE 8 and in the other Loan Documents, and (iii) of the absence of any Default or Event of Default.  Borrower shall confirm such matters by delivery to Lender of an Authenticated “Compliance Certificate” as provided in Section 6.4 and Section 6.5, and if requested by Lender by delivery of a Compliance Certificate with any “Notice of Borrowing” (as defined in Section 2.5) requesting an Advance.

2.3.            Overadvances.  Lender shall not be required to make any Advance at any time in a principal amount that would, when aggregated with the amount of the Obligations then outstanding, exceed the Borrowing Capacity. If the Obligations of Borrower to Lender incurred under the Revolving Credit exceed the Borrowing Capacity for any reason (the amount of such excess to be referred to as an “Overadvance”), then (a) such Overadvance will constitute an Advance for purposes of this Agreement, (b) payment of such Overadvance will be secured by the Collateral, (c) Borrower shall immediately repay the amount of such Overadvance without notice or demand by Lender, and (d) Lender may in Lender’s sole discretion refrain from making any additional Advances until the Overadvance has been repaid to Lender in full.

2.4.            Reserves.  Lender may at any time establish one or more reserves (“Reserves”) under the Revolving Credit in Lender’s sole discretion.  For example, and without limitation, Lender may establish Reserves for liabilities of Borrower such as accrued warranties and prepaid maintenance contracts.  A Reserve may limit the Borrowing Capacity, reduce the Borrowing Base (by reduction of an advance rate set forth in the Borrowing Base or otherwise), or otherwise restrict Borrower’s ability to borrow under the Revolving Credit.  Lender shall notify Borrower promptly after the establishment of any Reserve; provided, however, under no circumstance shall the delivery or receipt of any such notice constitute a condition to Lender’s establishment of any Reserve.  Prior to the repayment of all Obligations to Lender in cash and performance of the Obligations in full, Keltic shall maintain (a) a Reserve in an amount equal to the aggregate amount of all Federal and State payroll and employment-related taxes that Borrower is typically liable for in any calendar week, and (b) a Reserve in the aggregate amount of all checks cut by Borrower and held by Borrower in lieu of immediate delivery to a payee; Lender may remove, increase, decrease or otherwise adjust either such Reserve in Lender’s permitted discretion.

2.5.            Manner of Revolving Credit Borrowing; Notice of Borrowing.  Borrower shall request each Advance by delivering an Authenticated Notice of Borrowing in the form of Exhibit A (a “Notice of Borrowing”) to Lender (a) by facsimile, or (b) by electronic transmission including, without limitation, e-mail.  Borrower must verify Lender’s receipt of each Notice of Borrowing by telephone confirmation, or upon Borrower’s request by Borrower’s receipt of confirming e-mail from Lender.  Each Notice of Borrowing shall include documentation acceptable to Lender in its reasonable discretion evidencing all invoices and other Receivables included in such Notice of Borrowing, including, but not limited to, signed time cards or time sheets (in electronic format if available, otherwise in written format) or other reasonable methods for evidencing work performed by Borrower and constituting a Temporary Staffing Receivable.  Subject to the terms and conditions of this Agreement, Lender shall deliver the amount of the Advance requested in the Notice of Borrowing for credit to any account of Borrower (other than a payroll account) at a bank in the United States of America as Borrower may specify in writing by wire transfer of immediately available funds (i) on the same day of Lender’s receipt of the Notice of Borrowing if Lender verifies that the Notice of Borrowing was received by Lender on or before 11 a.m. Eastern Time on a Banking Day, or (ii) on the Banking Day immediately following Lender’s receipt of the Notice of Borrowing if Lender verifies that the Notice of Borrowing was received by Lender after 11 a.m. Eastern Time on a Banking Day, or Lender verifies that the Notice of Borrowing was received by Lender on any day that is not a Banking Day.  Lender shall charge to the Revolving Credit Lender’s usual and customary fees for the wire transfer of each Advance.

2.6.           Collections.

(a)    Borrower shall open a lockbox (the “Lockbox”) with a financial institution, which financial institution shall be subject to Lender’s approval, which approval shall not be unreasonably withheld (the “Depository Bank”) pursuant to documents with the Depository Bank that are in form and content acceptable to Lender.  Borrower shall instruct all Account Debtors to forward all payments of Receivables to the Lockbox.  Borrower shall require each customer making a payment of a Receivable by check or other instrument to make such check or instrument payable to the order of (i) Borrower, or (ii) Lender, or (iii) Borrower and Lender jointly.  Collected funds in the Lockbox shall be deposited into an account with the Depository Bank established by Lender and subject to Lender’s sole dominion and control (including, but not limited to the sole power of withdrawal) (the “Blocked Account”).  The agreement(s) relating to the Blocked Account between Lender, the Depository Bank and Borrower shall be in form approved by Lender, which approval shall not be unreasonably withheld.

(b)    All Proceeds of Collateral received by Borrower, including cash, checks, drafts, notes, acceptances or other forms of payment, and whether Proceeds of Receivables, Inventory, insurance claims or other otherwise, shall be received by Borrower in trust for Lender.  Borrower shall deliver all Proceeds of Collateral in Borrower’s possession to the Blocked Account promptly after receipt, in precisely the form received (except for the endorsement or assignment of Borrower where necessary).

(c)    Borrower shall cause Persons processing or collecting any credit card payments or Proceeds of Receivables on behalf of Borrower to deliver such payments or Proceeds to the Blocked Account promptly, but not less frequently than once every week.

2.7.            Crediting of Funds.  Each Banking Day Lender shall withdraw available funds from the Blocked Account, deposit such funds in the Settlement Account, and credit available funds received in the Settlement Account to the payment of the Obligations.  Lender shall credit to the payment of the Obligations any other form of funds received by Lender in the Settlement Account for which Lender has received notice that such funds are collected and available to Lender (i) on the same day of Lender’s receipt of such notice if such notice is received by Lender on or before 2 p.m. Eastern Time on a Banking Day, and (ii) on the Banking Day immediately following Lender receipt of such notice if such notice is received by Lender after 2 p.m. Eastern Time on a Banking Day, or if such notice is received by Lender on a day that is not a Banking Day.  In the absence of an Event of Default, all funds credited to the repayment of the Obligations will be applied in the following order:

(a)    to unpaid fees and expenses;

(b)    to unpaid interest;

(c)    the outstanding principal balance of the Revolving Credit; and

(d)    to all other Obligations in such order as Lender shall elect.

Upon the occurrence and during the continuation of an Event of Default Lender shall credit available funds received in the Settlement Account to the repayment of the Obligations in such order and in such amounts as Lender determines in Lender’s sole discretion.

All funds credited to the payment of the Obligations are conditional upon final payment to Lender in cash or solvent credits of the items giving rise to such funds.  If any item credited to the payment of the Obligations is not paid to Lender, the amount of any credit given for such item shall be charged to the balance of the Obligations whether or not the item is returned.  For the purpose of computing interest on the Obligations, interest shall continue to accrue on the amount of any funds credited to the payment of the Obligations by Lender for a period of three (3) Banking Days after the date so credited.

2.8.            Records of Lender.  Lender shall maintain Records relating to the Obligations, Loans and Advances (including schedules maintained electronically) containing such annotations as Lender deems appropriate, including but not limited to annotations regarding the dates and amounts of Advances, the principal balance of any Loan, and the dates and amounts of repayments of any Loans, and shall account to Borrower monthly.  In the absence of manifest error each Record of any annotations delivered to Borrower shall be conclusive and binding upon Borrower unless Borrower delivers to Lender written notice of any objection within ten (10) Banking Days of receipt.  If Borrower disputes the accuracy of any Record or annotation, Borrower’s notice shall specify in detail the particulars of its basis for contending that such Record or annotation is inaccurate.  No failure of Lender to render any Record or in making any annotation shall affect the obligation of Borrower to pay and perform the Obligations pursuant to the terms of this Agreement and the other Loan Documents.

2.9.            Payment on Revolving Credit Termination Date; Termination of Advances.  On the Revolving Credit Termination Date Borrower shall pay to Lender in cash the entire outstanding principal balance of the Revolving Credit, plus all accrued and unpaid interest thereon, plus all fees, costs, expenses and other amounts payable to Lender in connection with the Revolving Credit, plus all other Obligations payable to Lender pursuant to the terms of this Agreement and the other Loan Documents. Lender shall not be obligated to make or continue to extend any Advance or continue any Loan to Borrower under the Revolving Credit after the Revolving Credit Termination Date.

ARTICLE 3.        INTEREST AND FEES.

3.1.             Interest.

Borrower shall pay to Lender interest on the outstanding principal amount of the Revolving Credit until all Obligations have been finally and indefeasibly paid to Lender in cash and performed in full.  Interest shall accrue daily on the daily unpaid principal amount of the Revolving Credit, and Borrower shall pay interest to Lender monthly in arrears commencing on the first Banking Day of the calendar month immediately following the Effective Date and on the first Banking Day of each calendar month thereafter.  The interest rate on the Revolving Credit shall equal:

(a)    if no Default or Event of Default has occurred and is continuing, the Revolving Credit Rate; and

(b)    if a Default or an Event of Default has occurred and is continuing, the Default Rate.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, in no event shall any interest paid to Lender on the Revolving Credit exceed an amount that would cause the interest rate on the Revolving Credit to exceed the maximum rate permitted by applicable law.  Any amount of interest paid to Lender that is finally and irrevocably determined by a court of competent jurisdiction to exceed the maximum interest payable on the Revolving Credit under applicable law shall be returned by Lender to Borrower promptly thereafter.

3.2.            Facility Fee.  Borrower shall pay to Lender annually a fee (the “Facility Fee”) in an amount equal to one percent (1.00%) of the Revolving Credit Limit.  The Facility Fee shall be earned in full on the Effective Date and on the first (1st) day of each subsequent Contract Year.  In the absence of the occurrence and continuation of an Event of Default, the Facility Fee shall be paid in twelve (12) equal monthly installments, in arrears, on the first day of each calendar month.  Upon the occurrence of any Event of Default and written notice by Lender, Borrower shall immediately pay to Lender the portion of the Facility Fee remaining unpaid for the then-current Contract Year.  The Facility Fee shall be appropriately adjusted during any Contract Year in which the maximum principal amount of any Loan is increased.

3.3.            Collateral Management Fee.  Borrower shall pay to Lender monthly a collateral management fee (the “Collateral Management Fee”) in an amount equal to One Thousand Five Hundred and 00/100 Dollars ($1,500.00).  The Collateral Management Fee shall be earned in full on the Effective Date and on the first (1st) day of each calendar month thereafter until the date all Obligations have been finally and indefeasibly paid to Lender in cash and performed in full.  The Collateral Management Fee shall be paid in arrears commencing on the first Banking Day of the calendar month immediately following the Effective Date and on the first Banking Day of each calendar month thereafter.  Upon the occurrence and during the continuation of a Default or Event of Default, the monthly Collateral Management Fee shall equal Three Thousand and 00/100 Dollars ($3,000.00).

3.4.            Commitment Fee.  In connection with Lender’s commitment to extend Loans to Borrower, Borrower shall pay to Lender a fee in an aggregate amount equal to One Hundred Twenty Thousand and 00/100 Dollars ($120,000.00) (the “Commitment Fee”). On or before the Effective Date Borrower shall have paid to Lender a portion of a Commitment Fee equal to Eighty Thousand and 00/100 Dollars ($80,000.00).  In the absence of the occurrence and continuation of an Event of Default, the portion of the Commitment Fee unpaid as of the Effective Date (i.e., $40,000.00) shall be paid in six (6) equal monthly installments of Six Thousand Six Hundred Sixty Six and 67/100 Dollars ($6,666.67) on the first day of each calendar month commencing with the calendar month immediately following the Effective Date.  Upon the occurrence of any Event of Default and written notice by Lender, Borrower shall immediately pay to Lender the portion of the Commitment Fee then remaining unpaid.

3.5.            Field Examination Fees; Appraisals.  Borrower shall be liable for and promptly reimburse Lender for all fees, costs and expenses associated with periodic field examinations and appraisals of Collateral performed by Lender and/or Lender’s agents, all as deemed necessary by Lender in its reasonable discretion.

3.6.            Late Document Fee.  Borrower shall pay to Lender a fee (the “Late Document Fee”) of One Hundred Fifty and 00/100 Dollars ($150.00) per document (a single “document” for purposes of this Section 3.6 to mean and include all attachments and supplemental information to be delivered with such document pursuant to the terms of this Agreement) per calendar day for each document, instrument or report required to be delivered to Lender pursuant to ARTICLE 6 of this Agreement that is overdue by more than two (2) Banking Days.  Notwithstanding the foregoing, the Late Document Fee shall not apply to Borrower’s delivery of a Borrowing Base Certificate pursuant to Section 6.1 below; provided, however, Borrower acknowledges and agrees that (a) Borrower shall not be permitted to request, and Lender shall not be obligated to make any Advance pursuant to the terms of this Agreement, until Borrower has delivered the Borrowing Base Certificate required in connection with such Advance, and (b) all other provisions of this Agreement applicable to Borrower’s delivery of, or failure to deliver, a Borrowing Base Certificate (including but not limited to the provisions of Section 6.1 and ARTICLE 9) shall continue to apply in all respects.

3.7.            Liquidated Damages.  Subject to the terms and conditions of this Agreement, Borrower shall have the right prior to the third (3rd) anniversary of the Effective Date and upon sixty (60) calendar days’ advance written notice to Lender (a “Principal Reduction Notice”) to prepay in full the entire outstanding principal balance of the Revolving Credit, all accrued and unpaid interest thereon, all fees, costs, expenses and other amounts payable to Lender in connection with the Revolving Credit, and all other Obligations payable to Lender under this Agreement and the other Loan Documents.  A Principal Reduction Notice shall be irrevocable when delivered to Lender, and if all Obligations are finally and indefeasibly paid to Lender in connection with such Principal Reduction Notice the Revolving Credit shall be terminated and all obligations of Lender to extend credit to Borrower under the Revolving Credit shall terminate.

(a)    If prior to the third (3rd) anniversary of the Effective Date Borrower prepays all Obligations outstanding in full (i) at a time in which no Default or Event of Default has occurred is continuing, and (ii) following Borrower’s request to Lender to increase the Revolving Credit Limit in connection with the pending acquisition by Borrower of one or more companies conducting a business or businesses similar to one or more of the Borrowers’ businesses as conducted on the Effective Date and Lender has declined to increase the Revolving Credit Limit, and (iii) if prior to entering into a new financing arrangement with another Person (a “New Lender”) Borrower has provided Lender with a reasonable opportunity to provide financing substantially similar to the financing offered by the New Lender and Lender has declined to do so, then at the time of such prepayment, repayment, demand or acceleration, and in addition to the principal balance of the Revolving Credit, all accrued and unpaid interest thereon, all fees, costs, expenses and other amounts payable to Lender in connection with the Revolving Credit, and all other Obligations paid to Lender under this Agreement and the other Loan Documents, Borrower shall pay liquidated damages to Lender in an amount equal to the Revolving Credit Limit multiplied by (A) three percent (3.00%) if such prepayment occurs prior to the first (1st) anniversary of the Effective Date, and (B) two percent (2.00%) if such prepayment, repayment, demand or acceleration occurs on or after the first (1st) anniversary of the Effective Date.

(b)    If prior to the third (3rd) anniversary of the Effective Date, and other than in connection with a prepayment described in paragraph (a) immediately above, (i) Borrower prepays all Obligations outstanding in full pursuant to the foregoing paragraph, or (ii) pursuant to the terms of this Agreement or any other Loan Document, either (A) Lender demands repayment of the outstanding Obligations in whole or in part, or (B) repayment of the outstanding Obligations are otherwise accelerated in whole or in part, then (iii) at the time of such prepayment, repayment, demand or acceleration, and in addition to the principal balance of the Revolving Credit, all accrued and unpaid interest thereon, all fees, costs, expenses and other amounts payable to Lender in connection with the Revolving Credit, and all other Obligations paid to Lender under this Agreement and the other Loan Documents, Borrower shall pay liquidated damages to Lender in an amount equal to the Revolving Credit Limit multiplied by (i) five percent (5.00%) if such prepayment, repayment, demand or acceleration occurs prior to the first (1st) anniversary of the Effective Date, (ii) three percent (3.00%) if such prepayment, repayment, demand or acceleration occurs on or after the first (1st) anniversary of the Effective Date but prior to the second (2nd) anniversary of the Effective Date, and (iii) one percent (1.00%) if such prepayment, repayment, demand or acceleration occurs on or after the second (2nd) anniversary of the Effective Date but prior to the third (3rd) anniversary of the Effective Date.

Borrower acknowledges and agrees that it would be difficult or impractical to calculate Lender’s actual damages from early termination of the Revolving Credit and Lender’s compensation from Loans hereunder following such early termination, the liquidated damages provided above are intended to be fair and reasonable approximations of such damages, and that the liquidated damages are not intended to be penalties.

3.8.            Computation of Interest and Fees.  All interest and fees under this Agreement shall be computed on the basis of a year consisting of three hundred sixty (360) days for the number of days actually elapsed.

ARTICLE 4.         COLLATERAL AND SECURITY INTEREST.

4.1.            Grant of Security Interest.  As security for the final and indefeasible payment to Lender in cash and performance of the Obligations in full, Borrower hereby pledges to Lender, and grants to Lender a continuing general lien upon and security interest in and to the Collateral.  Borrower acknowledges and agrees that Collateral securing any purchase money security interest in favor of Lender also secures all non-purchase money security interests in favor of Lender.

4.2.            Nature of Security Interest.  The pledge, lien and security interest granted to Lender pursuant to this Agreement shall continue in full force and effect until the Obligations have been finally and indefeasibly paid to Lender in cash and performed in full, notwithstanding the termination of any other Loan Document (in whole or in part), the termination of Lender’s obligations to extend credit to Borrower under this Agreement or any other Loan Document, the full or partial termination (whether by prepayment, demand or acceleration) of any Loan, or that the Revolving Credit may from time to time be temporarily in a credit position. Any balances to the credit of Borrower in the possession of Lender, and any other Property or assets of Borrower in the possession of Lender, shall be held by Lender as Collateral, and applied in whole or partial satisfaction of the Obligations when due, subject to the terms of this Agreement.

4.3.        Perfection and Protection of Security Interest.

(a)    Borrower will execute and deliver to Lender security agreements, assignments (including, without limitation, assignments of specific Accounts, Receivables, Certificates of title, Chattel Paper, Documents, Instruments, Goods, Inventory, Equipment and General Intangibles), and other documents and instruments as Lender may at any time reasonably request to establish, evidence, attach, perfect, or protect any security interest, pledge, lien, charge, mortgage or other encumbrance granted to Lender.  Borrower authorizes Lender to file all financing statements, and all continuations or amendments thereof, to establish, evidence attach, perfect or protect any security interest, pledge, lien, charge, mortgage or other encumbrance granted to Lender in the Collateral.  Borrower agrees that subject to Borrower’s rights under Section 9-509(d)(2) of the UCC, Borrower is not and shall not be authorized to file any financing statement or amendment, termination or corrective statement with respect to any financing statement filed by Lender, or with respect to any continuation or amendment thereof, without the prior written consent of Lender.

(b)    Borrower will perform any and all actions requested by Lender in Lender’s permitted discretion to establish, attach, perfect or protect any security interest, pledge, lien, charge, mortgage or other encumbrance of Lender in Inventory, including without limitation, placing and maintaining signs, appointing custodians, maintaining stock Records and transferring Inventory to warehouses.  Upon Lender’s request, Borrower shall record Lender’s security interest on any Certificate Of Title for any Collateral that is a motor vehicle.  Borrower hereby appoints Lender, and Lender’s designee(s), as Borrower’s attorney-in-fact (i) to execute and deliver notices of lien, financing statements, assignments, and any other documents, instruments, notices, and agreements necessary for the establishment, attachment, perfection or protection of any security interest, pledge, lien, charge, mortgage or other encumbrance of Lender in any Collateral, (ii) to endorse the name of Borrower on any checks, notes, drafts or other forms of payment or security consisting of Collateral that may come into the possession of Lender or any Affiliate of Lender, (iii) following the occurrence and during the continuation of an Event of Default, to sign Borrower’s name on invoices or bills of lading, drafts against customers, notices of assignment, verifications and schedules relating to Collateral, (iv) following the occurrence and during the continuation of an Event of Default (A) to notify the Post Office authorities to change the address of delivery of mail to an address designated by Lender, and (B) to open and dispose of mail addressed to Borrower, and (v) generally, to do all things reasonably necessary to carry out the purposes and intent of this Agreement.  The powers granted herein, being coupled with an interest, are irrevocable, and Borrower approves and ratifies all acts of the attorney(s)-in-fact consistent with the foregoing.  Neither Lender nor any attorney(s)-in-fact shall be liable for any act or omission, error in judgment or mistake of law so long as the same does not constitute gross negligence or willful misconduct.

(c)    Borrower shall cooperate with Lender in obtaining waivers or subordinations in favor of Lender as Lender may require, in Lender’s permitted discretion, from third parties having any interest in any Collateral and Borrower shall cooperate with Lender in obtaining “control” of Collateral consisting of Deposit Accounts, electronic Chattel Paper, Investment Property, or Letter-Of-Credit Rights as provided in Sections 9-104 through 9-107, inclusive, of the UCC.  If any Inventory is in the possession or control of any third party other than a purchaser in the ordinary course of business or a public warehouseman where the warehouse receipt is in the name of or held by Borrower, Borrower shall notify such person of each security interest, pledge, lien, charge, mortgage or other encumbrance of Lender therein and instruct such person or persons to hold such Inventory for the account and benefit of Lender and subject to Lender’s instructions.  Borrower will deliver to Lender warehouse receipts covering any Inventory located in warehouses showing Lender as the beneficiary thereof and will also cooperate with Lender in obtaining from warehousemen and bailees agreements relating to the release of warehouseman’s and bailee’s liens on Inventory as Lender may request.

(d)    Borrower acknowledges and agrees that the security interest granted to Lender pursuant to this Agreement shall specifically include a security interest in all Commercial Tort Claims arising after the Effective Date, and in order to permit Lender to perfect its security interest in each such Commercial Tort Claim Borrower shall promptly deliver to Lender copies of all summonses, complaints, responses, motions and other pleadings filed by or against Borrower after the date hereof so that Lender may file a Uniform Commercial Code financing statement relating to each such Commercial Tort Claim.

4.4.            Limited License.  Regardless of whether Lender’s security interests in and to any of the General Intangibles has attached or is perfected, until the Obligations have been finally and indefeasibly paid to Lender in cash and performed in full, Borrower hereby irrevocably grants to Lender a royalty-free, non-exclusive license to use Borrower’s General Intangibles, including all trademarks, copyrights, patents and other proprietary and intellectual property rights, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, and any Property of a similar nature, as it pertains to the Collateral in connection with the (a) advertisement for, and sale or other disposition of, any finished goods Inventory by Lender in accordance with the provisions of this Agreement, (b) manufacture, assembly, completion, preparation and advertising for sale or other disposition of any unfinished Inventory by Lender in accordance with the provisions of this Agreement, (c) sale, lease, license or other disposition of Collateral by Lender in accordance with the provisions of this Agreement, and Borrower’s rights under all licenses and any franchise, sales, distribution and supply agreements shall inure to Lender’s benefit for such purposes.

4.5.            Rights of Lender as Secured Party.  At all times prior to the final and indefeasible payment to Lender in cash and performance of the Obligations in full, Lender shall have, in addition to all other rights and remedies of Lender under this Agreement (a) all rights and remedies granted to a Secured Party in the UCC, and (b) all rights and remedies with respect to Collateral granted to Lender under the other Loan Documents, and (c) all rights and remedies of Lender with respect to the Collateral available under applicable law.

4.6.        Communication with Account Debtors.

(a)    Prior to the occurrence of and in the absence of a Default or Event of Default (i) Borrower authorizes Lender, upon reasonable notice to Borrower (A) to communicate directly with customers and Account Debtors of Borrower using Lender’s trade name “Cohen and Roberts” by telephone for the purpose of verifying information supplied by Borrower to Lender with respect to Receivables pursuant to this Agreement, and (B) to communicate directly by telephone using Lender’s trade name “Cohen and Roberts” with each contract officer of each Federal or State Governmental Unit with which Borrower does business or with whom Borrower has executed a contract in order to confirm matters relating to Borrower’s business with such Governmental Unit or contract, including, but not limited to, the validity of Receivables owing to Borrower by such Governmental Unit, the award rating of Borrower, whether such Governmental Unit has declared Borrower to have defaulted on such business arrangement or contract, the continuing effectiveness of such business arrangement or contract and such other information as Lender deems reasonably necessary to determine the validity, amount and/or collectability of each Receivable under such business arrangement or contract, and (ii) Borrower shall be permitted, at Borrower’s election, to participate in each such telephone call.

(b)    Following the occurrence of and during the continuation of a Default of Event of Default, Lender shall be authorized at any time and without notice to, consent of or participation by Borrower, to communicate directly with customers and Account Debtors of Borrower by whatever means Lender shall elect for the purpose of verifying information supplied by Borrower to Lender with respect to Receivables pursuant to this Agreement, and also, if a Federal or State Governmental Unit with which Borrower does business or with whom Borrower has executed a contract, matters relating to Borrower’s business with such Governmental Unit or contract, including, but not limited to, the validity of Receivables owing to Borrower by such Governmental Unit, the award rating of Borrower, whether such Governmental Unit has declared Borrower to have defaulted on such business arrangement or contract, the continuing effectiveness of such business arrangement or contract and such other information as Lender deems reasonably necessary to determine the validity, amount and/or collectability of each Receivable under such business arrangement or contract.

(c)    Upon Lender’s request at any time Borrower shall provide Lender with a list of the addresses, telephone and facsimile numbers of its Account Debtors.

4.7.            Confirmatory Written Assignments.  Upon Lender’s request, promptly after the creation of any Receivable Borrower shall execute and deliver a confirmatory written assignment to Lender of such Receivable.  Borrower’s failure to execute or deliver any such assignment shall not affect or limit any security interest or lien or other right of Lender in and to such Receivable.

4.8.            Lender’s Right to Perform Borrower’s Obligations.  In the event that Borrower shall fail to purchase or maintain insurance, or to pay any tax, assessment, charge or levy of any Governmental Unit, except as the same may be otherwise permitted hereunder, or in the event that any lien, charge, encumbrance or security interest on any Collateral not specifically permitted by the terms of this Agreement shall not be paid in full or discharged, or in the event that Borrower shall fail to perform or comply with any other covenant, promise or Obligation to Lender hereunder or under any other Loan Document, Lender may, but shall not be required to, perform, pay, satisfy, discharge or bond the same for the account of Borrower, and all monies so paid by Lender, including reasonable attorneys’ fees and expenses incurred by Lender in connection therewith, shall be treated as an Advance.

ARTICLE 5.        REPRESENTATIONS.

5.1.            Organization, Qualification and Structure.

(a)    (i) GEE is, and except as described in the Disclosure Schedule always has been, a corporation duly organized and existing under the laws of the State of Illinois.  GEE’s federal tax identification number is 36-6097429 and GEE’s registration or filing number with the State of Illinois is 42415171.   (ii) TPS is, and except as described in the Disclosure Schedule always has been, a corporation duly organized and existing under the laws of the State of Illinois. TPS’s federal tax identification number is 36-3510752 and TPS’s registration or filing number with the State of Illinois is 54652283. (iii) BUMPS is, and except as described in the Disclosure Schedule always has been, a corporation duly organized and existing under the laws of the State of Ohio. BUMP’s federal tax identification number is 27-3921051 and BUMP’s registration or filing number with the State of Ohio is 1975530. (iv) BMPS is, and except as described in the Disclosure Schedule always has been, a corporation duly organized and existing under the laws of the State of Ohio. BMPS’s federal tax identification number is 27-4022118 and BMPS’s registration or filing number with the State of Ohio is 1976155. (v) BMCH is, and except as described in the Disclosure Schedule always has been, a corporation duly organized and existing under the laws of the State of Ohio. BMCH’s federal tax identification number is 38-3835243 and BMCH’s registration or filing number with the State of Ohio is 2000421. (vi) BMCHPA is, and except as described in the Disclosure Schedule always has been, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania. BMCHPA’s federal tax identification number is 45-0926845 and BMCHPA’s registration or filing number with the Commonwealth of Pennsylvania is 4017463. (vii) Logistics is, and except as described in the Disclosure Schedule always has been, a corporation duly organized and existing under the laws of the State of Ohio. Logistics’ federal tax identification number is 27-4669708 and Logistics’ registration or filing number with the State of Ohio is 1990241.

(b)    Each Borrower is qualified to do business in every jurisdiction where the nature of its business requires it to be so qualified.

(c)    Except as set forth in the Disclosure Schedule (i) Borrower has no subsidiaries or Affiliates that are not natural persons, and (ii) during the preceding five (5) years (A) Borrower has not acquired, been acquired by, or merged, consolidated, combined or amalgamated with or into, any other Person, in whole or in part (whether by purchase or sale of securities and/or assets, by assumption of liabilities, or by merger or otherwise), (B) Borrower has not liquidated, sold or disposed of any subsidiary or Affiliate (whether by sale or assignment of securities and/or assets or otherwise), and (C) Borrower has not engaged in any joint venture or partnership with any other Person.

5.2.            Legally Enforceable Agreement.  The execution, delivery and performance of this Agreement, each of the other Loan Documents and each of the other agreements, instruments and documents to be delivered by Borrower in connection with this Agreement or any other Loan Document, and the creation of all security interests, pledges, liens, charges, mortgages or other encumbrances in favor of Lender pursuant to this Agreement and any other Loan Document (a) are within Borrower’s organizational power, (b) have been duly authorized by all necessary or proper actions of or pertaining to Borrower (including the consent of directors, officers, managers, partners, shareholders and/or members, as applicable), (c) are not in contravention of (i) any agreement or indenture to which Borrower is a party or by which Borrower is bound, or (ii) Borrower’s Charter Documents, or (iii) any provision of law, or (iv) any order, writ, judgment, injunction, or decree of any court of competent jurisdiction binding on Borrower or its property, and (d) do not require the consent or approval of any Governmental Unit or any other Person that has not been obtained, and each such consent or approval obtained by Borrower has been furnished to Lender prior to the Effective Date.

5.3.            Name and Address.  During the preceding five (5) years, Borrower has not been known by and has not used any other name, whether corporate, fictitious or otherwise, except as set forth on the Disclosure Schedule.  The Disclosure Schedule lists all real property owned or leased by Borrower, and if leased, the correct name and address of the landlord and the date and term of the applicable lease.  Borrower’s main office is at the main office address identified as such in the Disclosure Schedule and Borrower maintains no other offices or facilities except as described in the Disclosure Schedule.

5.4.            Location of Collateral; Equipment List.  The Disclosure Schedule lists:

(a)    all places at which Records relating to the Collateral, including, but not limited to, all Documents and Instruments relating to Receivables and Inventory, are maintained by Borrower or by any other Person; and

(b)    all places where Borrower maintains, or will maintain, Inventory, and whether the premises are owned or leased by Borrower or whether the premises are the premises of a warehouseman, bailee or other third party, and if owned by a third party, the name and address of such third party.

5.5.            Title; Liens; Permitted Liens.  Except for Permitted Liens and liens described in the Disclosure Schedule Borrower has good and marketable title to the Collateral and is the sole owner thereof.  Except as set forth on the Disclosure Schedule none of the Collateral is subject to any prohibition against encumbering, granting a security interest in or to, pledging, hypothecating or assigning the same or requires notice or consent to any Person in connection therewith.

5.6.            Existing Indebtedness.  Borrower has no existing Indebtedness except the Indebtedness described in the Disclosure Schedule.

5.7.            Financial Statements.  The financial statements of Borrower described on the Disclosure Schedule, copies of which have been delivered to Lender, fairly present Borrower’s financial condition and results of operations as of the dates and for the periods covered, contain no Material misstatements, and there has been no Material Adverse Change since such dates.  Borrower has no contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or unanticipated losses or expenses from any unfavorable commitments that have not been disclosed in such financial statements or the notes thereto.

5.8.            Solvent Financial Condition.  Borrower is Solvent.

5.9.            General Intangibles, Patents, Trademarks, Copyrights and Licenses.  Borrower owns or is licensed to use all rights, title and interests in and to all General Intangibles, including but not limited to patents, trademarks, service marks, trade names, copyrights, licenses and intellectual property, necessary for the conduct of Borrower’s business on the Effective Date and planned future conduct of its business without any conflict with the rights of others.  All General Intangibles owned or used by Borrower in Borrower’s operations or the conduct of its business are listed on the Disclosure Schedule and indicate the owner of such General Intangible and a description of the rights of Borrower to use such General Intangible if not owned by Borrower.

5.10.        Existing Business Relationships.  Except as described in the Disclosure Schedule there exists no actual or threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of Borrower with any supplier, customer or group of customers that individually or in the aggregate could result in a Material Adverse Change.

5.11.         Investment Company Act: Federal Reserve Board Regulations.  Borrower is not an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. §§ 80(a)(1), et seq.).  The making of the Loans under this Agreement by Lender, the application of the proceeds and repayment thereof by Borrower and the performance of the transactions contemplated by this Agreement will not violate any provision of such Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.  Borrower does not own any margin security as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System and the proceeds of the Loans made pursuant to this Agreement will be used only for the purposes contemplated under this Agreement.  None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin security or for any other purpose which might constitute any of the Loans under this Agreement a “purpose credit” within the meaning of said Regulation U or Regulation T or X of the Federal Reserve Board.  Borrower will not take, or permit any agent acting on its behalf to take, any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

5.12.         Anti-Money Laundering and Terrorism Regulations.  Borrower: (a) is familiar with all applicable Anti-Terrorism Laws; (b) acknowledges that its transactions are subject to applicable Anti-Terrorism Laws; (c) will comply in all material respects with all applicable Anti-Terrorism Laws, including, if appropriate, the USA Patriot Act; (d) acknowledges that Lender’s performance hereunder is also subject to Lender’s compliance with all applicable Anti-Terrorism Laws, including the USA Patriot Act; (e) acknowledges that its Affiliates are not Blocked Persons; (f) acknowledges that Lender will not conduct business with any Blocked Person; (g) will not (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any Property or interests in Property blocked pursuant to Executive Order  No. 13224 or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law; (h) shall provide to Lender all such information about Borrower’s ownership, officers, directors, business structure and, to the extent not prohibited by applicable law or agreement, customers, as Lender may reasonably require; and (i) will take such other action as Lender may reasonably request in connection with Lender’s obligations described in clause (d) above.

5.13.         Tax Returns.  Borrower, and to Borrower’s knowledge each Significant Holder of Borrower’s Equity Interests has filed all Federal, state and local tax returns required to be filed, or has received an extension for such filing from the appropriate taxing authority, and has paid all taxes shown thereon to be due including interest and penalties or has provided adequate reserves therefor. No assessments have been made against Borrower by any taxing authority nor has any penalty or deficiency been made by any such authority.  No Federal, state or local income tax return of Borrower, or to Borrower’s knowledge of any Significant Holder of Borrower’s Equity Interests, is presently being examined by the Internal Revenue Service or any applicable state or local taxing authority, and the results of any prior examination by the Internal Revenue Service or any state or local taxing authority is not being contested by Borrower, or to Borrower’s knowledge by such Significant Holder.

5.14.         Litigation.  Except as disclosed in the Disclosure Schedule no action or proceeding at law, in equity or otherwise is pending, or to the knowledge of Borrower is threatened, by or before any Governmental Unit, or before any arbitrator or panel of arbitrators (a) against Borrower, (b) to Borrower’s knowledge against any Obligor or Secondary Obligor, if any, or (c) by Borrower as plaintiff, as counter-claimant or otherwise pursuant to which Borrower has asserted claims for damages, and Borrower has not, and to Borrower’s knowledge no Obligor or Secondary Obligor, if any, has, accepted liability for any matter described on the Disclosure Schedule.

5.15.         ERISA Matters.  The Disclosure Schedule lists all “Employee Benefit Plans” (as such term is defined in ERISA) offered by Borrower to any of its employees, officers and directors, and indicates whether any such plan is a defined benefit pension plan.  If any Employee Benefit Plan is a defined benefit plan: (a) the present value of all accrued vested benefits under such defined benefit plan (calculated on the basis of the actuarial valuation for the plan) did not exceed, as of the date of the most recent actuarial valuation for such defined benefit plan, the fair market value of the assets of such plan allocable to such benefits, (b) Borrower is not aware of any information since the date of the most recent actuarial valuation that would affect the information contained therein, (c) such defined benefit plan has not incurred an “accumulating funding deficiency” (as that term is defined in Section 302 of ERISA or Section 412 of the Code) whether or not waived, or Borrower has made all “minimum required contributions” (as such term is defined in Section 303 of ERISA or Section 430 of the Code) to such defined benefit plan, (d) no liability to the Pension Benefit Guaranty Corporation (other than required premiums which have become due and payable, all of which have been paid) has been incurred with respect to such defined benefit plan, and (e) there has not been any Reportable Event which presents a risk of termination of the defined benefit plan by the Pension Benefit Guaranty Corporation.  Borrower has not engaged in any transaction that would subject Borrower to tax, penalty or liability for prohibited transactions imposed by ERISA or the Code.

5.16.          O.S.H.A.  Borrower has complied in all Material respects with, and its facilities, business, leaseholds, equipment and other property are in Material compliance with, the provisions of the federal Occupational Safety and Health Act and all rules and regulations promulgated thereunder, and all Federal, state and local governmental rules, ordinances and regulations similar thereto.  There are no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its facilities, business, leaseholds, equipment or other property under the federal Occupational Safety and Health Act, any rule or regulation promulgated thereunder, or any similar state or local Governmental Rules.

5.17.         Environmental Matters.  Except as disclosed in the Disclosure Schedule, Borrower is in Material compliance with all Environmental Laws.

5.18.         Labor Disputes.  There is no pending, or to Borrower’s knowledge threatened, labor dispute which could result in a Material Adverse Change.

5.19.         Location of Bank and Securities Accounts.  The Disclosure Schedule lists all deposit, checking and other bank accounts, and all securities and other investment accounts, maintained with any financial institution or securities intermediary and all other similar accounts maintained by Borrower (collectively, “Bank Accounts”), together with a description thereof.

5.20.         Compliance With Laws.  Borrower is in Material compliance with all Governmental Rules applicable to its ownership or use of its Property and the operation and conduct of its business.

5.21.         Capital Structure.  The Disclosure Schedule describes (i) Borrower’s holders of Equity Interests of record and the number and type of Equity Interests held by each such Person, and (ii) all holders of subscriptions, warrants, options, convertible securities, and other rights (fixed, contingent or otherwise) to purchase or otherwise acquire Equity Interests, and the number and type of Equity Interests that may be acquired by each such Person.

5.22.         No Other Violations.  Borrower is not in violation of any term or provision of its Charter Documents, and no event or condition or series of events or conditions has or have occurred or is or are continuing which constitutes or results in (or would constitute or result in, with the giving of notice, lapse of time or other condition) (a) a breach of, or a default under, Borrower’s Charter Documents or any agreement, undertaking or instrument to which Borrower is a party or by which it or any of the Collateral may be affected, or (b) the imposition of any security interest, pledge, lien, charge, mortgage or other encumbrance on any Collateral.

5.23.         Full Disclosure.  No information contained in any Loan Document, the financial statements or any written statement furnished by or on behalf of Borrower under any Loan Document, or to induce Lender to execute the Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

5.24.         Survival of Representations.  All representations of Borrower contained in this Agreement and in the other Loan Documents shall be true, accurate and complete at the time of Borrower’s execution of this Agreement, shall be true, accurate and complete on the Effective Date, and shall be true, accurate and complete on the date of each Advance and Loan made to Borrower.   Lender’s right to bring an action for breach of any such representation or to exercise any right or remedy under this Agreement or any other Loan Document based upon the breach of any such representation shall survive the execution, delivery and acceptance of this Agreement and each other Loan Document, and the closing of the transactions described in this Agreement until the Obligations are finally and indefeasibly paid to Lender in cash and performed in full.

ARTICLE 6.         FINANCIAL INFORMATION TO BE DELIVERED TO LENDER.  Borrower covenants and agrees that at all times prior to the final and indefeasible payment to Lender in cash and performance of the Obligations in full, Borrower shall deliver to Lender, or shall cause to be delivered to Lender:

6.1.            Borrowing Base Certificates.  A satisfactorily completed and Authenticated certificate in the form of Exhibit B (a “Borrowing Base Certificate”) together with accompanying sales journals, cash receipts journals and detailed sales credit reports (a) contemporaneously with each request for an Advance, (b) if no Advance was requested in a calendar week (a “Reporting Week”), by 11 a.m. on the Monday that is closest to nine (9) calendar days following the end of such Reporting Week, prepared as of the Saturday immediately following the end of such Reporting Week, and (c) monthly (within ten (10) calendar days after the end of each calendar month, prepared as of the end of such month).  In addition, Borrower shall provide to Lender with each Borrowing Base Certificate a report showing in reasonable detail all sales to Account Debtors (i) on consignment or on approval, under all bill and hold, guaranteed sale, sale or return, billing in advance of shipment, and other “pre-billing” arrangements, and (ii) under all payment plans, scheduled installment plans, extended payment terms or on any other repurchase or return basis.  With each Borrowing Base Certificate submitted, Borrower shall furnish to Lender (A) copies of all invoices to Borrower’s customers included in Borrower’s calculation of the Borrowing Base and all time reports for all employees covered by each such invoice, (B) a schedule of all checks cut by Borrower but then currently held by Borrower, and (C) a schedule of all Federal, State, FICA, FUTA and other payroll-related taxes then outstanding and unpaid, whether required to be withheld by Borrower from employees’ compensation, paid directly by Borrower or otherwise.

6.2.            A/R and A/P Aging.  (a) Weekly (on or before 11 a.m. on Friday of such week) a summary report of Borrower’s agings of accounts receivable and accounts payable (each, based on the respective invoice dates), and (b) monthly (within ten (10) calendar days after the end of each month, prepared as of the end of such month) a detailed report of Borrower’s agings of accounts receivable, and accounts payable on a consolidated and consolidating basis (each, based on the respective invoice dates).

6.3.            Ineligible Receivables.  Weekly (on or before 11 a.m. on Friday of such week) and monthly (within ten (10) calendar days after the end of each calendar month, prepared as of the end of such month) a report showing Borrower’s Receivables that are not Eligible Receivables.

6.4.            Annual Financial Statements; Compliance Certificates.  Within ninety (90) calendar days after the close of each Fiscal Year, a copy of audited consolidated and consolidating annual financial statements of Borrower prepared by an independent certified public accountant in accordance with GAAP consisting of a balance sheet, statements of operations and retained earnings, statements of cash flow, acceptable to Lender in its reasonable discretion, together with a satisfactorily completed and Authenticated Compliance Certificate in the form of Exhibit C (a “Compliance Certificate”) prepared as of and for the end of such Fiscal Year.  If Borrower’s independent certified public accountant has prepared footnotes to accompany any such financial statements, Borrower shall deliver such footnotes to Lender contemporaneously with Borrower’s delivery of the associated financial statements to Lender.  The financial statements delivered to Lender pursuant to this Section 6.4 shall fairly present Borrower’s financial condition and results of operations as of the dates and for the periods covered, and shall not contain any Material misstatements.

6.5.            Monthly Financial Statements; Compliance Certificates.  Within thirty (30) calendar days after the end of each calendar month (a) financial statements consisting of balance sheets, statements of operations and retained earnings and statements of cash flow, prepared by management of Borrower on a consolidated and consolidating basis as of and for the end of such calendar month in accordance with GAAP (except for the absence of footnotes), (b) a satisfactorily completed and Authenticated Compliance Certificate prepared as of and for the end of such calendar month and (c) a copy (front and back) of all processed checks, and a schedule of the federal reference numbers, dates and amounts, of each payment made by Borrower during the calendar month covered by such financial statements and Compliance Certificate, for Federal, State, FICA, FUTA and other payroll-related taxes then outstanding and unpaid, whether required to be withheld by Borrower from employees’ compensation, paid directly by Borrower or otherwise.  The financial statements delivered to Lender pursuant to this Section 6.5 shall fairly present Borrower’s financial condition and results of operations as of the dates and for the periods covered, and shall not contain any Material misstatements.

6.6.            Projections.  No later than fifteen (15) calendar days prior to the end of each Fiscal Year, quarterly financial projections for the next Fiscal Year and annual projections for each succeeding Fiscal Year ending on or prior to the Revolving Credit Termination Date, in form satisfactory to Lender.

6.7.            Customer and Vendor Lists.  On each July 31 and January 31 a list of all of Borrower’s customers and vendors, including the addresses, telephone and facsimile numbers of each customer and vendor as of June 30 and December 31, respectively.

6.8.            Insurance.  Annually, no later than thirty (30) calendar days prior to the renewal date of each of Borrower’s insurance policies, evidence of insurance with respect to such insurance in form and content satisfactory to Lender and otherwise in compliance with Section 7.5 of this Agreement, together with the original insurance policy.

6.9.            Tax Returns.    Annually, within ten (10) calendar days of filing, copies of Borrower’s federal and state tax returns.

6.10.         Other Information; Accountant’s Access Letter.  Such other information relating to the financial condition of Borrower, or any Property or Collateral of Borrower in, on or respect to which Lender may have a security interest, pledge, lien, charge, mortgage or other encumbrance, as Lender may from time to time reasonably request.  On or before the Effective Date, Borrower shall use its reasonable best efforts to deliver to Lender a letter in form and content reasonably acceptable to Lender addressed to Borrower’s independent certified accountants instructing such accountants to comply with the provisions of this Section 6.10, which letter shall be acknowledged by such accountants (an “Accountant’s Access Letter”).  Borrower hereby authorizes such accountants to disclose to Lender any and all financial statements, and such other information that Lender may reasonably request (other than such accountant’s work papers), and Lender shall treat and hold all such information in a confidential manner.

(a)    Prior to the occurrence of and in the absence of a Default or Event of Default (i) Borrower authorizes Lender, upon reasonable notice to Borrower, to communicate directly by telephone with Borrower’s independent certified public accountants executing an Accountant Access Letter in connection with the transactions contemplated hereby and (ii) Borrower shall be permitted, at Borrower’s election, to participate in each such telephone call.

(b)    Following the occurrence of and during the continuation of a Default or Event of Default Lender shall be authorized at any time and without notice to, consent of or participation by Borrower to communicate directly by telephone with Borrower’s independent certified public accountants executing an Accountant Access Letter in connection with the transactions contemplated hereby.

ARTICLE 7.        AFFIRMATIVE COVENANTS.  Borrower covenants and agrees that at all times prior to the final and indefeasible payment to Lender in cash and performance of the Obligations in full, Borrower shall:

7.1.            Use of Loan Proceeds.  Use all proceeds of Advances for Borrower’s working capital purposes and to refinance Borrower’s existing credit facilities with Wells Fargo Bank, N.A.

7.2.            Business and Existence; Trade Names.  Preserve and maintain Borrower’s separate existence and rights, privileges and franchises, and except for trade names described in the Disclosure Schedule transact business in Borrower’s own name and invoice all of Borrower’s Receivables in Borrower’s own name.

7.3.            Taxes.  Pay and discharge all taxes, assessments, charges, levies and encumbrances imposed upon Borrower, Borrower’s income or Borrower’s profits or upon any Property of Borrower by any Governmental Unit prior to the date on which penalties attach thereto, except where the same is being contested by Borrower in good faith by appropriate proceedings being diligently conducted and Reserves for such amounts have been established by Lender and have been maintained by Borrower.

7.4.            Compliance with Laws.  Comply in all Material respects with all Governmental Rules applicable to Borrower including, without limitation, all laws and regulations regarding the collection, payment and deposit of employees’ income, unemployment and Social Security taxes, all Environmental Laws and all applicable provisions of ERISA and the Code, and any other applicable laws, rules or regulations relating to the compensation of employees and funding of employee pension plans.

7.5.            Maintain Properties; Insurance.  (a) Maintain its Properties in good condition and repair at all times, (b) preserve its Properties from loss, damage, or destruction of any nature whatsoever, and (c) keep all of its Properties insured with insurance companies licensed to do business in the State where such Property is located against loss or damage by fire or other risk under extended coverage endorsement and against theft, burglary, and pilferage together with such other hazards, and in such amounts, as Lender may from time to time reasonably request.  Borrower shall deliver to Lender each policy of insurance covering any Property and certificates of insurance containing endorsements in form satisfactory to Lender naming Lender as lender loss payee, additional insured and such other beneficiary designations as required by Lender, and providing that the insurance shall not be canceled, amended or terminated except upon thirty (30) calendar days’ prior written notice to Lender. Lender shall retain all Proceeds of insurance received by Lender for application to the payment of all or any portion of the Obligations as Lender may determine in Lender’s sole discretion.

7.6.            Business Records.   Keep adequate records and books of account with respect to Borrower’s business activities in which proper entries are made in accordance with sound bookkeeping practices reflecting all financial transactions of Borrower.  Borrower shall maintain full, accurate and complete Records respecting Receivables, Inventory (including a perpetual inventory reporting system), and all other Collateral at all times.  Borrower shall maintain all of its Bank Accounts as set forth on the Disclosure Schedule.  Borrower shall cause all of its invoices to be printed and to bear consecutive numbers, and to issue its invoices in such consecutive numerical order.

7.7.            Delivery of Documents and Instruments.  Appropriately endorse and promptly deliver to Lender all notes, trade acceptances, Instruments and Documents included in or evidencing the Proceeds of any Receivables, and all Documents of title and Chattel Paper, whether or not negotiable, covering any Inventory.  Borrower acknowledges that Borrower waives protest regardless of the form of the endorsement on any note, trade acceptance, Instrument, Document, Document of title or Chattel Paper delivered to Lender.

7.8.            Name Change; Organizational Change; Creation of Affiliates.  Provide Lender with not fewer than thirty (30) calendar days’ notice in an Authenticated Record prior to any proposed (a) change in Borrower’s state of organization or organizational structure, (b) change of Borrower’s name, (c) use of any trade name or fictitious name, “d/b/a” or other similar designation not described in the Disclosure Schedule, (d) creation of any Affiliate under the control of Borrower, or (e) transaction or series of transactions pursuant to which Borrower would become an Affiliate under the control of any other Person.

7.9.            Change of Offices; Records.  Provide Lender with not fewer than thirty (30) calendar days’ notice in an Authenticated Record prior to any change of Borrower’s chief executive office or any office where Borrower maintains its Records (including computer printouts and programs) with respect to Receivables or any other Collateral.

7.10.         Change of Fiscal Year.  Provide Lender with not fewer than ninety (90) calendar days’ notice in an Authenticated Record prior to any change of Borrower’s Fiscal Year.

7.11.         Access to Books and Records.  Provide Lender with reasonable access to Borrower’s books and Records and permit Lender to copy and inspect such books and Records all as Lender may reasonably request to enable Lender to monitor the Loans and the Collateral.  Lender may examine and inspect the Equipment or other Collateral and may examine, inspect and copy all books and Records with respect thereto at any time during Borrower’s normal business hours (a) in the absence of a Default or Event of Default, upon reasonable notice to Borrower, and (b) following the occurrence and during the continuation of a Default or Event of Default, without notice.

7.12.         Solvency.    Continue to be Solvent.

7.13.         Notice to Lender.  Provide Lender with prompt telephonic notice (followed by notice in an Authenticated Record) after becoming aware of any of the following:

(a)    the happening of any event, occurrence or condition, or series of events, occurrences or conditions, that would cause any representation contained in ARTICLE 5 to be untrue, inaccurate or misleading;

(b)    the existence of a Default or an Event of Default;

(c)    the happening of any event, occurrence or condition, or series of events, occurrences or conditions, that has resulted in, or that may reasonably be expected to result in, a Material Adverse Change;

(d)    any dispute that may arise between Borrower and any Governmental Unit, including any action relating to any tax liability of Borrower, in connection with which Borrower would be liable (as damages, penalties, fines, costs or expenses, or any combination of the foregoing) for a Material amount if adversely determined;

(e)    any labor controversy resulting in or threatening to result in a strike or work stoppage against Borrower in connection with which Borrower would suffer Material damages;

(f)    any proposal by any Governmental Unit to acquire any Material Property of Borrower;

(g)    the location of any Collateral other than at Borrower’s place(s) of business as described in the Disclosure Schedule if (i) consisting of Accounts, Receivables and/or Records (whether physical or electronic), or (ii) consisting of any Collateral other than Records, an in a Material amount;

(h)    any cancellation, non-renewal, acceleration, draw upon, termination or other event (as applicable) with respect to any letter of credit, bond, note or other financial accommodation in a Material face amount or Material principal amount issued or made to, or in favor of, any other Person, for which Borrower has agreed to or is obligated to repay, or to reimburse or indemnify the issuer thereof, the creditor with respect thereto or any other Person, in whole or in part (a “Third Party Obligation”), whether such obligation of Borrower arises by reason of the extension of credit, the opening, guaranteeing or confirming of a letter of credit, any loan, guaranty, indemnification, or any other manner, whether direct or indirect (including if acquired by purchase, assignment or otherwise), absolute or contingent;

(i)    the commencement of any litigation, suit, action or proceeding, at law or in equity (i) against Borrower as defendant, co-defendant, third party defendant or otherwise, involving money or Property of a Material amount, or (ii) by Borrower as plaintiff, as counter-claimant or otherwise pursuant to which Borrower has asserted claims for damages of a Material amount;

(j)    if any Proceeds of Receivables shall include, or any of the Receivables shall be evidenced by, notes, trade acceptances or Instruments or Documents, or if any Inventory is covered by any Certificate of Title or Chattel Paper, whether or not negotiable; and

(k)    any damage to or destruction of any Collateral in a Material amount, or the happening of any event, occurrence or condition, or series of events, occurrences or conditions, that has caused, or that may cause, a Material loss or depreciation in the value of any Collateral or a Material loss or decline in the value of insured Property or the existence of an event justifying a Material claim under any insurance; provided however, the provisions of this paragraph (k) shall not apply to (i) obsolete, worn out or surplus Property, (ii) Equipment replaced in the ordinary course of Borrower’s business as conducted on the Effective Date, and (iii) Inventory disposed of in the ordinary course of Borrower’s business as conducted on the Effective Date.

ARTICLE 8.         NEGATIVE COVENANTS.  Borrower covenants and agrees that at all times prior to the final and indefeasible payment to Lender in cash and performance of the Obligations in full, Borrower shall not:

8.1.            Indebtedness.  Create, incur, assume or suffer to exist, voluntarily or involuntarily, any Indebtedness, except (i) Obligations to Lender, (ii) trade debt incurred in the ordinary course of Borrower’s business as conducted on the Effective Date; (iii) purchase money financing and equipment leases with a principal amount not to exceed either individually or in the aggregate Twenty Five Thousand and 00/100 Dollars ($25,000.00) in any Fiscal Year; (iv) existing Indebtedness described on the Disclosure Schedule, and (v) extensions, renewals and replacements of any Indebtedness described in clauses (ii) through (iv), inclusive, of this Section 8.1 that do not increase the outstanding principal amount thereof.

8.2.            Mergers; Consolidations; Acquisitions.  Enter into any transaction or series of transactions that directly or indirectly would constitute a merger, consolidation, reorganization or recapitalization with any other Person; take any action in contemplation of dissolution or liquidation; conduct any part of its business through any Affiliate or other Person; or acquire substantially all of the equity interests or assets of any Person, whether by merger, consolidation, purchase of equity interests or otherwise.  Notwithstanding the foregoing Borrower shall be permitted to acquire, by stock purchase of or by acquisition of all or substantially all of the assets of, a Person conducting a business similar to the business of Borrower as conducted on the Effective Date (a “Strategic Acquisition”) if such Strategic Acquisition is funded by proceeds of Borrower’s sale of Equity Interests that do not, in whole or in part, consist of Indebtedness of Borrower, on a national securities exchange.

8.3.            Change of Management; Change of Control.  (a) From and after the Effective Date allow a change in the ownership of the Equity Interests of any Borrower other than GEE, whether by the issuance, sale, transfer, exchange, assignment or other direct or indirect hypothecation of Equity Interests, or by the issuance of subscriptions, warrants, options, convertible securities, or other rights (fixed, contingent or otherwise) to purchase or otherwise acquire Equity Interests, or (b) permit any person other than Michael K. Schroering to be elected Chairman or C.E.O. of GEE or to assume or otherwise be granted with the powers and duties of the Chairman or C.E.O. of GEE, or as existing on the date of this Agreement without the prior consent of Lender in an Authenticated Record, (c) permit any person other than Andrew J. Norstrud to be elected C.F.O. or Treasurer of GEE or to assume or otherwise be granted with the powers and duties of the C.F.O. or Treasurer of GEE as existing on the date of this Agreement without the prior consent of Lender in an Authenticated Record.  Notwithstanding the foregoing, Borrower shall provide Lender with at least five (5) Banking Days written notice of any event or series of related events that would cause or that would result in the Equity Interests of Michael K. Schroering in GEE to fall below fifty one percent (51.0%) of the Equity Interests of GEE on an as-issued and fully diluted basis.

8.4.            Sale or Disposition.  Sell or otherwise dispose of all or any Collateral, or grant any Person an option to acquire any Collateral, except for (a) obsolete, worn out or surplus Collateral disposed of in the ordinary course of Borrower’s business as conducted on the Effective Date, (b) Collateral replaced in the ordinary course of Borrower’s business as conducted on the Effective Date, and (c) Collateral sold in the ordinary course of Borrower’s business as conducted on the Effective Date.

8.5.            Real Property Defaults.  Permit any landlord, mortgagee, trustee under deed of trust, warehouseman, bailee or lienholder to declare a default under any lease, mortgage, deed of trust, warehousing or bailee agreement or lien on real estate owned or leased by Borrower or in which Borrower maintains any Collateral, which default remains uncured after the lesser of (a) any stated cure period, or (b) a period of thirty (30) days from its occurrence, unless such default is being contested by Borrower in good faith by appropriate proceedings being diligently conducted and Reserves for such amounts have been established by Lender and have been maintained by Borrower.

8.6.            Liens and Encumbrances.  Grant, permit or suffer to exist the imposition of any security interest, pledge, lien, charge, mortgage or other encumbrance on any Collateral (collectively, “liens”), except (a) liens in favor of Lender, (b) liens described in the Disclosure Schedule, and (c) Permitted Liens.

8.7.            Dividends and Distributions; Payment of Indebtedness.  (a) Pay any cash dividends or profits to any current or former holder of its Equity Interests, (b) make any distribution or return of capital in cash or other Property to any current or former holder of its Equity Interests, (c) make any payment or distribution in cash or other Property to any current or former holder of its Equity Interests in connection with any direct or indirect redemption or purchase of Equity Interests entered into on or prior to the date hereof, (d) directly or indirectly purchase or redeem any of its Equity Interests, or retire any of its Equity Interests, or take any action which would have an effect equivalent to any of the foregoing, or (e) pay any principal, interest, or other amount in connection with any Indebtedness (other than the Obligations) not permitted pursuant to Section 8.1.

8.8.            Guaranties; Contingent Liabilities.  Assume, guarantee, endorse, contingently agree to purchase, assume or otherwise become liable for the Indebtedness of any Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower’s business as conducted on the Effective Date.

8.9.            Removal of Collateral.  Remove, or cause or permit to be removed, from the premises where currently located and described in the Disclosure Schedule:

(a)     any Collateral consisting of Accounts, Receivables and/or Records (whether physical or electronic), or

(b)     any material amount of any Collateral not described in paragraph (a) immediately above;

provided, however, the prohibitions described in this Section 8.9, above, shall not apply to (a) sales of Collateral in the ordinary course of Borrower’s business as conducted on the Effective Date, (b) dispositions of worn-out, obsolete or surplus Collateral in the ordinary course of Borrower’s business as conducted on the Effective Date, and (c) off-site repairs of Collateral in the ordinary course of Borrower’s business as conducted on the Effective Date.

8.10.         Transfer of Notes or Accounts.  (a) Sell, assign, transfer, or otherwise dispose of any Account, or any Chattel Paper, Letter-Of-Credit Rights, promissory note or other Instrument payable to Borrower or evidencing any Account, or (b) accept or negotiate any discount on any Account, promissory note or other Instrument payable to Borrower except in the ordinary course of Borrower’s business as conducted on the Effective Date.

8.11.         Settlements.  Compromise, settle or adjust any Material claim relating to any Collateral except in the ordinary course of Borrower’s business as conducted on the Effective Date.

8.12.        Change of Business.  Cause or permit a change in the nature of its business as conducted on the Effective Date.

8.13.        Change of Accounting Practices.  Change its accounting principles or practices as in effect on the Effective Date in any respect, except for changes in accounting principles as may be required by changes in GAAP for which Borrower has provided prior written notice to Lender in an Authenticated Record.  Notwithstanding the foregoing, within four (4) calendar months of the Effective Date Borrower shall have implemented a centralized billing system pursuant to which all invoice and payment records (whether physical or electronic) for all Borrowers, and all invoicing and payment functions for all Borrowers, shall be maintained by one Borrower.

8.14.         Inconsistent Agreement.  Enter into any agreement that would be violated by the payment or performance of the Obligations or Borrower’s other liabilities and obligations under this Agreement or any other Loan Document.

8.15.         Loan or Advances; Personal Expenses.  Make any loans or advances to any Person, or make any payments or pay any liabilities, costs or expenses, of or on behalf of any other Person (collectively, “third party expenses”), whether such third party expenses have arisen or have been incurred on or prior to the date of this Agreement, or arise or are incurred after the date hereof, except for (a) advances for or reimbursements of business-related expenses incurred by employees of Borrower in the ordinary course, including but not limited to business expenses for food, lodging, travel and credit card charges, and (b) loans to non-executive employees in an aggregate outstanding principal amount not to exceed Fifty Thousand and 00/100 Dollars ($50,000.00) at any time.

8.16.         Investments.  Other than Strategic Investments permitted pursuant to Section 8.2, above, make any investment in any Person or Affiliate after the Effective Date, whether in the form of equity interests (including, but not limited to, subscriptions, warrants, options or other rights convertible into equity interests), Indebtedness (including Indebtedness that is convertible into equity interests), any combination of equity interests and Indebtedness, or otherwise.

8.17.            Bank Accounts.  Open or maintain any deposit, checking, operating or other bank account, or similar money handling account, with any bank or other financial institution except for those accounts identified in the Disclosure Schedule, or close or permit to be closed any of the accounts listed in the Disclosure Schedule, in each case without Lender’s prior written consent, which consent shall not be unreasonably withheld and then only after Borrower has implemented agreements with such bank or financial institution and Lender in form and substance reasonably acceptable to Lender that provide Lender with the same rights of ownership, control and monitoring as Lender’s rights with respect to the Lockbox and Blocked Account established as of the Effective Date.

8.18.          Transactions with Affiliates.  Make, enter into or otherwise undertake any transaction with any Affiliate, if such transaction (a) has not been approved or otherwise consented to pursuant to the applicable terms of Borrower’s Charter Documents, (b) has not been approved by at least a majority of the disinterested directors of Borrower entitled to approve or vote on such transaction after being informed of the material terms of such transaction, and (c) is not at least as favorable to Borrower as a similar transaction entered into at arms’ length with an unrelated third party.  The foregoing provisions of this Section 8.18 shall not prohibit Borrower from entering into employment agreements with its executive officers or from compensating its executive officer officers and directors for services renderd in the ordinary course of business.

8.19.         Unfunded Capital Expenditures.  Permit Unfunded Capital Expenditures to exceed, individually or in the aggregate, an amount equal to (a) Three Hundred Thousand and 00/100 Dollars ($300,000.00) in Borrower’s Fiscal Year ending September 30, 2014, (b) Two Hundred Twenty Five Thousand and 00/100 Dollars ($225,000.00) in Borrower’s Fiscal Year ending September 30, 2015, and (c) Two Hundred Twenty Five Thousand and 00/100 Dollars ($225,000.00) in Borrower’s Fiscal Year ending September 30, 2016.

8.20.         EBITDA.  Permit EBITDA as of and for:

(a)    The Fiscal Quarter ending on December 31, 2013, to be less than Three Hundred Seventy Thousand and 00/100 Dollars ($370,000.00);

(b)    The six (6) consecutive calendar month period ending on March 31, 2014, to be less than Seven Hundred Fifteen Thousand and 00/100 Dollars ($715,000.00);

(c)    The nine (9) consecutive calendar month period ending on June 30, 2014, to be less than One Million One Hundred Thirty Thousand and 00/100 Dollars ($1,130,000.00);

(d)    The Fiscal Year ending on September 30, 2014, to be less than One Million Three Hundred Thousand and 00/100 Dollars ($1,300,000.00); and

(e)    For any period commencing on or after October 1, 2014, no less than such amounts as are established by Lender for such period based on the annual financial projections including such period delivered by Borrower pursuant to Section 6.6, above.  Borrower acknowledges and agrees that the above EBITDA covenant levels, and Lender’s adjustment in accordance with the preceding sentence, have been established by Lender based on Borrower’s operations as conducted on the Effective Date, and that any material change to such operations, whether by Strategic Acquisition or otherwise, will necessecitate an adjustment by Lender of the above EBITDA covenant levels, and that Lender will make such adjustments in Lender’s permitted discretion.

ARTICLE 9.        EVENTS OF DEFAULT; REMEDIES OF LENDER.

9.1.            Events of Default.  The happening of any of the following events, occurrences or conditions, or series of events, occurrences or conditions, shall be an “Event of Default” (collectively, “Events of Default”) under this Agreement:

(a)    Borrower shall fail to pay the amount of any Obligation (whether principal, interest, fees, costs, charges, expenses, or otherwise) in full when due pursuant to the terms of this Agreement or any other Loan Document; or

(b)    any representation contained in ARTICLE 5 of this Agreement, or any representation or certification contained in any certificate, document or instrument delivered to Lender pursuant to ARTICLE 6 of this Agreement, shall have been inaccurate when made by Borrower or shall have been otherwise breached; or

(c)     Borrower shall fail to comply with any provision, term, covenant or condition contained in Section 2.6, or ARTICLE 6, ARTICLE 7 or ARTICLE 8 of this Agreement; or

(d)    other than with respect to the provisions, terms, covenants and conditions contained in ARTICLE 6, ARTICLE 7 and ARTICLE 8 of this Agreement, if Borrower shall fail to comply with any provision, term, covenant, or condition contained in this Agreement, and such failure continues for a period in excess of ten (10) Banking Days after the date that Borrower failed to comply with such provision, term, covenant or condition, respectively; or

(e)    the occurrence of any “default” or “event of default” under any other Loan Document (as such terms are defined in the respective Loan Document), after taking into consideration any applicable period of grace, notice and/ or cure as provided for in such Loan Document, if any; or

(f)    Borrower shall (i) cease to be Solvent, (ii) make an assignment for the benefit of its creditors, (iii) call a meeting of its creditors to obtain any general financial accommodation, (iv) suspend business, or (v) commence any case under any provision of the Bankruptcy Code including provisions for reorganizations; or

(g)     (i) if any case under any provision of the Bankruptcy Code, including provisions for reorganizations, shall be commenced against Borrower and such case remains undismissed, undischarged or unbonded for a period of sixty (60) calendar days from the date of commencement, or (ii) if a receiver, trustee or equivalent officer shall be appointed for all or any of the Collateral or of Borrower’s Property which results in the entry of an order for relief or such adjudication or appointment; or

(h)    if any federal or state tax lien is filed or recorded against Borrower and is not bonded or discharged within fifteen (15) calendar days of the date of filing or recording; or

(i)     if a Material judgment shall be entered against Borrower in any action or proceeding and shall not be stayed, vacated, bonded, paid or discharged within fifteen (15) calendar days of entry, except a judgment where the claim is fully covered by insurance and the insurer has accepted full liability therefor in writing and such writing has been delivered to Lender; or

(j)    if, other than with respect to the Obligations (i) any Material Indebtedness of Borrower shall be declared to be or shall become due and payable prior to its stated maturity; or (ii) any obligation of Borrower with respect to any Material Indebtedness shall not be paid or performed as and when the same becomes due; or (iii) any payment by Borrower with respect to any Material Indebtedness shall be declared to be or shall become due and payable prior to its stated maturity; or (iii) there shall occur any event or condition which constitutes an event of default under any mortgage, indenture, Instrument, agreement or evidence of Indebtedness relating to any Material Indebtedness of Borrower the effect of which is to permit the holder or the holders of such mortgage, indenture, Instrument, agreement or evidence of Indebtedness, or a trustee, agent or other representative on behalf of such holder or holders, to cause the Indebtedness evidenced thereby to become due prior to its stated maturity; or

(k)    if Borrower becomes obligated to pay any Material amount under any Third Party Obligation, or any Third Party Obligation is not renewed or replaced on terms substantially similar to or more favorable to Borrower than the original Third Party Obligation; or

(l)    the occurrence of any Reportable Event that could in Lender’s reasonable discretion result in the termination of any Employee Benefit Plan, or if a trustee shall be appointed by a United States District Court or other court or administrative tribunal to administer any Employee Benefit Plan, or if the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Employee Benefit Plan; or

(m)  the occurrence of any Material Adverse Change.

9.2.            Continuation of Events of Default.  For purposes of this Agreement, an Event of Default shall be deemed to be continuing from the date of occurrence of such Event of Default until the earlier of (a) the date, if any, Lender waives such Event of Default in writing, or (b) the date that Borrower cures such Event of Default to Lender’s satisfaction in Lender’s permitted discretion.

9.3.        Rights and Remedies with Respect to Loans and Advances.

(a)    Termination of Lending Obligations.  Upon the occurrence and during the continuation of an Event of Default Lender may, in Lender’s sole discretion (i) terminate any or all Loans and correspondingly terminate its obligations to otherwise lend to or extend credit to Borrower under this Agreement, under any Note and/or any other Loan Document, without prior notice to Borrower, and/or (ii) increase the amount of interest payable on any Loan to the applicable Default Rate, and/or (iii) increase all fees payable to Borrower under this Agreement that may be increased upon the occurrence of an Event of Default pursuant to the terms of this Agreement, and/or (iv) demand payment in full of all or any portion of the Obligations or any Note (whether or not payable on demand prior to such Event of Default), and/or (v) take all other and further actions and avail itself of any and all rights and remedies available to Lender under this Agreement, any other Loan Document, under law or in equity.

(b)    Obligations Immediately Due.  Notwithstanding the provisions of Section 9.3(a) immediately above, upon the occurrence of any Event of Default described in Section 9.1(f) or Section 9.1(g), without notice, demand or other action by Lender (i) all of Borrower’s Obligations to Lender shall immediately become due and payable whether or not payable on demand prior to such Event of Default, and (ii) all interest payable on the Obligations shall increase to the applicable Default Rate, and (iii) all fees payable to Borrower under this Agreement that may be increased upon the occurrence of an Event of Default shall increase to their applicable amount after an Event of Default, and (iv) Lender may take all other and further actions and avail itself of any and all rights and remedies available to Lender under this Agreement, any other Loan Document, under law or in equity.

9.4.            Rights and Remedies with Respect to Collateral.  Without limiting any rights or remedies Lender may have pursuant to this Agreement, under applicable law or otherwise, and in addition to all rights and remedies granted to Lender as a Secured Party in the UCC, upon the occurrence and during the continuation of an Event of Default:

(a)    Notification of Account Debtors. (i) Lender may notify Account Debtors of Lender’s security interest in and to Accounts and Receivables and direct Account Debtors to make payment directly to Lender without notice to, consent of, or any other action by Borrower, or (ii) Borrower, at the request of Lender, shall notify Account Debtors of Lender’s security interest in Borrower’s Accounts and Receivables and direct Account Debtors to make payment directly to Lender.  Borrower hereby authorizes Account Debtors to make payments directly to Lender and to rely on notice from Lender without further inquiry.  Lender may on Borrower’s behalf endorse all items of payment received by Lender that are payable to Borrower for the purposes described above.

(b)    Collections; Modifications of Terms.  Lender may but shall be under no obligation to (i) notify all appropriate parties that the Collateral, or any part thereof, has been assigned to Lender; (ii) demand, sue for, collect and give receipts for and take all necessary or desirable steps to collect any Collateral or Proceeds in its or Borrower’s name, and apply any such collections against the Obligations in such amounts and in such order as Lender determines in Lender’s sole discretion; (iii) take control of any Collateral and any cash and non-cash Proceeds of any Collateral; (iv) enforce, compromise, extend, renew settle or discharge any rights or benefits of Borrower with respect to or in and to any Collateral, or deal with the Collateral as Lender may deem advisable; and (v) make any compromises, exchanges, substitutions or surrenders of Collateral Lender deems necessary or proper in its reasonable discretion, including without limitation, extending the time of payment, permitting payment in installments, or otherwise modifying the terms or rights relating to any of the Collateral, all of which may be effected without notice to, consent of, or any other action of Borrower and without otherwise discharging or affecting the Obligations, the Collateral or the security interests granted to Lender under this Agreement or any other Loan Document.

(c)    Insurance. Lender may file proofs of loss and claim with respect to any of the Collateral with the appropriate insurer, and may endorse in its own and Borrower’s name any checks or drafts constituting Proceeds of insurance.  Any Proceeds of insurance received by Lender may be applied by Lender against payment of all or any portion of the Obligations as Lender may elect in its reasonable discretion.

(d)    Possession and Assembly of Collateral.  Lender may take possession of the Collateral and/or without removal render Borrower’s Equipment unusable.  Upon Lender’s request, Borrower shall assemble the Collateral and make it available to Lender at a place or places to be designated by Lender that is reasonably convenient to Lender and Borrower.

(e)    Set-off.  Lender may and without any notice to, consent of or any other action by Borrower (such notice, consent or other action being expressly waived), set-off or apply (i) any and all deposits (general or special, time or demand, provisional or final) at any time held by or for the account of Lender, and/or (ii) any Indebtedness at any time owing by Lender or any Affiliate of Lender or any participant in the Loans to or for the credit or the account of Borrower, to the repayment of the Obligations irrespective of whether any demand for payment of the Obligations has been made.

(f)    Disposition of Collateral.
(i) Sale, Lease, etc. of Collateral.  Lender may, without demand, advertising or notice, all of which Debtor hereby waives (except as the same may be required by the UCC or other applicable law), at any time or times in one or more public or private sales or other dispositions, for cash, on credit or otherwise, at such prices and upon such terms as are commercially reasonable (within the meaning of the UCC) (A) sell, lease, license or otherwise dispose of any and all Collateral, and/or (B) deliver and grant options to a third party to purchase, lease, license or otherwise dispose of any and all Collateral.  Lender may sell, lease, license or otherwise dispose of any Collateral in its then-present condition or following any preparation or processing deemed necessary by Lender in its reasonable discretion.  Lender may be the purchaser at any such public or private sale or other disposition of Collateral, and in such case Lender may make payment of all or any portion of the purchase price therefor by the application of all or any portion of the Obligations due to Lender to the purchase price payable in connection with such sale or disposition. Lender may, if it deems it reasonable, postpone or adjourn any sale or other disposition of any Collateral from time to time by an announcement at the time and place of the sale or disposition to be so postponed or adjourned without being required to give a new notice of sale or disposition; provided, however, that Lender shall provide Debtor with written notice of the time and place of such postponed or adjourned sale or disposition.  Borrower hereby acknowledges and agrees that Lender’s compliance with any requirements of applicable law in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any sale, lease, license or other disposition of such Collateral.

(ii) Application of Disposition Proceeds. Borrower shall be obligated for, and the Proceeds of any sale, lease, license or other disposition of Collateral pursuant to this paragraph (f) shall be applied (A) first to the costs of retaking, holding, preparing for disposition, processing, and disposing of Collateral, including the fees and disbursements of attorneys, auctioneers, appraisers, consultants and accountants employed by Lender in connection with the foregoing, and then (B) to the payment of the Obligations in whatever order Lender may elect. Borrower shall remain liable for all amounts of the Obligations remaining unpaid as a result of any deficiency of the Proceeds of the sale, lease, license or other disposition of Collateral after such Proceeds are applied as provided in the foregoing sentence.  Lender shall pay any Proceeds of the sale, lease, license or other disposition of Collateral remaining after application as provided in clause (A) and (B), above, in accordance with the applicable provisions of the UCC.
(iii) Warranties; Sales on Credit.  Lender may sell, lease, license or otherwise dispose of the Collateral without giving any warranties and may specifically disclaim any and all warranties, including but not limited to warranties of title, possession, merchantability and fitness.  Debtor hereby acknowledges and agrees that Lender’s disclaimer of any and all warranties in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any such disposition of the Collateral.  If Lender sells, leases, licenses or otherwise disposes of any of the Collateral on credit, Borrower will be credited only with payments actually made by the recipient of such Collateral and received by Lender and applied to the Obligations.  If any Person fails to pay for Collateral acquired pursuant to this paragraph (f) on credit, Lender may re-offer the Collateral for sale, lease, license or other disposition.

(g)    Election of Remedies for Non-Collateral Property.  Notwithstanding Lender’s security interest in and to the Collateral, to the extent that the Obligations are now or are hereafter secured by any Property other than the Collateral, or by the guaranty, endorsement, assets or Property of any other Person, Lender shall have the right in Lender’s sole discretion to determine which rights, security, security interests, liens, charges, encumbrances and/or remedies Lender may at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way impairing, modifying or affecting any of Lender’s other rights, security, security interests, liens, charges, encumbrances and/or remedies with respect to such Property, or any of Lender’s rights or remedies under this Agreement or any other Loan Document.

(h)    Lender’s Obligations.  Borrower agrees that Lender shall not have any obligation to preserve rights to any Collateral against prior parties or to marshal any Collateral of any kind for the benefit of any other creditor of Borrower or any other Person.  Lender shall not be responsible to Borrower for loss or damage resulting from Lender’s failure to enforce its security interests or collect any Collateral or Proceeds or any monies due or to become due under the Obligations or any other liability or obligation of Borrower to Lender.

(i)    Waiver of Rights by Borrower.  Except as may be otherwise specifically provided in this Agreement, Borrower waives, to the extent permitted by law, all bonds, security or sureties required by any Governmental Rule or otherwise as an incident to Lender’s taking of possession of, or sale, lease, license or other disposition of, any Collateral.  Borrower authorizes Lender, upon the occurrence of an Event of Default to enter upon any premises owned by or leased to Borrower where the Collateral is kept, without obligation to pay rent or for use and occupancy, through self-help, without judicial process and without having first given notice to Borrower or obtained an order of any court, and peacefully retake possession thereof by securing at or removing same from such premises.

ARTICLE 10.     GENERAL PROVISIONS.

10.1.         Construction if Multiple Borrowers.  If this Agreement is executed by two (2) or more Persons as Borrower, each of the undersigned executing this Agreement as Borrower acknowledges and agrees that:

(a)    the obligations of Borrower under this Agreement (including the Obligations) are joint and several obligations of each of the undersigned, and the term “Borrower” shall include each of the undersigned individually as well as all of the undersigned collectively.  Each of undersigned expressly represents that it is part of a common enterprise and that any financial accommodations by Lender under this Agreement and under the other Loan Documents are and will be of direct and indirect interest, benefit and advantage to the undersigned;

(b)    to the fullest extent permitted by applicable law, the obligations of the undersigned under this Agreement (including the Obligations) shall not be affected by (i) the failure of Lender to assert any claim or demand or to enforce or exercise any right or remedy against any of the undersigned under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement or any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of Lender;

(c)    the obligations of the undersigned under this Agreement (including the Obligations) shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the final and indefeasible payment in cash and performance of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the undersigned under this Agreement (including the Obligations) shall not be discharged or impaired or otherwise affected by the failure of Lender to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any of the undersigned or that would otherwise operate as a discharge of the undersigned as a matter of law or equity (other than the final and indefeasible payment in cash and performance in full of all the Obligations on or after the Revolving Credit Termination Date);

(d)    To the fullest extent permitted by applicable law, each of the undersigned waives any defense based on or arising out of any defense of the undersigned or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other of the undersigned, other than the final and indefeasible payment in cash and performance in full of all the Obligations and the termination of Lender’s commitment to make Loans hereunder. Lender may, at its election, foreclose on any security held by one or more of the undersigned by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other of the undersigned, or exercise any other right or remedy available to it against any other of the undersigned, without affecting or impairing in any way the liability of the undersigned under this Agreement except to the extent that all the Obligations have been finally and indefeasibly paid in cash and performed in full and Lender’s commitment to make Loans has been terminated.  Each of the undersigned waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the undersigned against any other of the undersigned, as the case may be, or any security; and

(e)    each of the undersigned is jointly and severally obligated to repay and perform the Obligations as joint and several obligors under this Agreement.  Upon payment by any of the undersigned of any Obligations, all rights of such Person against any of the other undersigned arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment to Lender in cash and performance of all the Obligations in full and the termination of Lender’s commitment to make Loans. In addition, any Indebtedness of any of the undersigned now or hereafter held by any other of the undersigned is hereby subordinated in right of payment to the prior indefeasible payment to Lender in cash and performance of the Obligations in full and each of the undersigned will not demand, sue for or otherwise attempt to collect any such Indebtedness.

10.2.         Rights and Remedies Cumulative.  Lender’s rights and remedies under this Agreement (specifically including all rights and remedies of Lender under ARTICLE 9) shall be cumulative and not alternative or exclusive, irrespective of any other rights or remedies that may be available to Lender under any other Loan Document, by operation of law or otherwise, and may be exercised by Lender at such time or times and in such order as Lender in Lender’s sole discretion may determine, and are for the sole benefit of Lender.  Lender’s failure to exercise or delay in exercising any right or remedy shall not (a) preclude Lender from exercising such right or remedy thereafter, (b) preclude Lender from exercising any other right or remedy of Lender, or (c) result in liability to Lender or Lender’s Affiliates or their respective members, managers, shareholders, directors, officers, partners, employees, consultants or agents.

10.3.         Reinstatement.  The agreements, covenants, liabilities and obligations of Borrower set forth in this Agreement (including, but not limited to, the final and indefeasible payment to Lender in cash and performance of the Obligations in full) shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of the Obligations is rescinded or must otherwise be restored or returned by Lender by reason of any bankruptcy, reorganization, arrangement, composition or similar proceeding or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any other Person, or any Property of Borrower or any other Person, or otherwise, all as though such payment had not been made.

10.4.        Successors and Assigns.  This Agreement is entered into for the benefit of the parties hereto and their successors and assigns and shall be binding upon the parties, their successors and assigns.  Lender shall have the right, without the necessity of any consent, authorization or other action by Borrower, to sell, assign, securitize or grant participations in all or a portion of Lender’s interest in the Loans to other financial institutions of Lender’s choice and on such terms as are acceptable to Lender in Lender’s sole discretion.  Borrower shall not assign, exchange or otherwise hypothecate any rights, liabilities or obligations under this Agreement, in whole or in part, without the prior written consent of Lender, which consent may be granted or withheld in Lender’s sole discretion, and any attempted assignment, exchange or hypothecation without Lender’s written consent shall be void and be of no effect.

10.5.         Notice.  Wherever this Agreement provides for notice to any party (except as expressly provided to the contrary), it shall be given by messenger, facsimile, certified U.S. mail with return receipt requested, or nationally recognized overnight courier with receipt requested, effective when either received or receipt rejected by the party to whom addressed, and shall be addressed as provided in the Disclosure Schedule, or to such other address as the party affected may hereafter designate.

10.6.         Strict Performance.  The failure by Lender at any time to require Borrower’s strict compliance with or performance of any provision of this Agreement shall not waive, affect, impair or diminish any right of Lender thereafter to demand Borrower’s strict compliance with and performance of such provision.  Any suspension or waiver by Lender of any Default or Event of Default shall not suspend, waive or affect any other Default or Event of Default, whether the same is prior or subsequent to such suspension or waiver and whether of the same or a different type.

10.7.         Waiver.  Borrower waives presentment, protest, notice of dishonor and notice of protest with respect to any Document or Instrument on or for which it may be liable to Lender as maker, endorser, guarantor or otherwise (including but not limited to this Agreement and each Note).

10.8.        Construction of Agreement.  The parties hereto agree that the terms, provisions and language of this Agreement were the result of negotiations between the parties, and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against either party.  Any controversy over the construction of this Agreement shall be decided without regard to events of authorship or negotiation.

10.9.        Expenses; Taxes.

(a)    Borrower shall reimburse Lender for all expenses incurred by Lender in connection with the transactions contemplated by this Agreement or the other Loan Documents, including, without limitation, fees in connection with any bank account, the Lockbox, the Blocked Account, wire charges, automatic clearing house fees and other similar costs and expenses incurred by Lender in carrying out the transactions contemplated by this Agreement.

(b)    If, at any time or times prior or subsequent to the Effective Date, regardless of any of the transactions contemplated by this Agreement are concluded, or whether or not a Default or an Event of Default then exists, Lender employs counsel for advice or other representation, incurs legal fees or expenses, consulting fees or expenses, fees, costs or expenses of external professionals engaged by Lender, or other out-of-pocket costs or expenses in connection with:  (i) the exercise of any right or remedy of Lender described in this Agreement or any other Loan Document; (ii) the negotiation and preparation of this Agreement or any other Loan Document, or any amendment, modification or restatement of this Agreement or any other Loan Document; (iii) the administration of this Agreement or any other Loan Document and the transactions contemplated hereby and thereby; (iv) periodic field exams or audits and appraisals performed by Lender; (v) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any other Loan Document or Borrower’s business or affairs; (vi) the establishment, attachment, perfection or protection of any security interest or lien on the Collateral; (vii) any attempt to enforce any right or remedy of Lender against Borrower or any other Person who may be obligated to Lender by virtue of this Agreement or any other Loan Document including, without limitation, Account Debtors; or (viii) any attempt to inspect, verify, protect, preserve, restore, collect, sell, lease, license, liquidate or otherwise dispose of or realize upon the Collateral; then, in any such event, all reasonable attorneys’ fees arising from such services and all reasonable expenses, costs and charges of such counsel, all reasonable fees, costs, expenses and charges of consultants and professionals engaged by Lender, and all other reasonable costs and out-of-pocket expenses of Lender relating to any of the events or actions described above shall be payable by Borrower to Lender, and shall be additional Obligations under this Agreement secured by the Collateral.

(c)    Additionally, if any tax, levy or charge (including any intangibles tax, stamp tax or recording tax) shall be imposed upon or payable by Lender in connection with the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any other Loan Document, or the creation of any of the Obligations under this Agreement (i) Borrower will pay (or will promptly reimburse Lender for the payment of) all such taxes, levies and charges including, but not limited to, any interest and penalties thereon, (ii) following receipt of notice from Lender regarding the claim for payment of, or imposition of, any such tax, levy or charge, with the consent of Lender, which consent may not be unreasonably withheld, conditioned or delayed, Borrower shall have the right, at its own cost and expense, to contest the imposition of such tax, levy or charge, and with the consent of the Lender, which consent may not be unreasonably withheld, conditioned or delayed, to compromise or settle such claim for such tax, levy or charge and pay the same following such compromise or settlement, and (iii) in any circumstance described in clause (i) or (ii) above, Borrower will indemnify, defend and hold Lender harmless from and against any liability in connection therewith.

(d)    Borrower’s obligations under this Section 10.9 shall survive termination of the Loans and the termination of this Agreement.

10.10.      Interest, Fees and Reimbursements Charged to Revolving Credit.  Borrower agrees that Lender (a) may charge all interest, fees, costs and expenses payable by Borrower to Lender pursuant to the terms of this Agreement and the other Loan Documents (including any amount paid by Lender and required to be reimbursed by Borrower pursuant to the provisions of Section 10.9) to the Revolving Credit, (b) pay such amounts to Lender from the proceeds of the Revolving Credit, and (c) treat each such payment as an Advance of the Revolving Credit on the date the proceeds of an Advance described immediately above are paid to Lender.

10.11.      Marketing and Advertising.  Borrower hereby authorizes and gives permission for Lender and Lender’s Affiliates to use the legal or fictional company name, logo, trademark and/or personal quotes in connection with promotional materials that Lender may disseminate to the public relating to Lender’s relationship with Borrower.  Promotional materials may include, but are not limited to, brochures, video tapes, emails, internet websites, advertising in newspapers and/or other periodicals, lucites, pictures and photographs. Lender shall provide Borrower with a copy of promotional materials prepared by Lender or Lender’s Affiliates prior to making such promotional materials available to the public.

10.12.      Waiver of Right to Jury Trial.  Borrower and Lender recognize that in matters related to the Loans and/or this Agreement, and as it may be subsequently modified and/or amended, either party may be entitled to a trial in which matters of fact are determined by a jury (as opposed to a trial in which such matters are determined by a judge, magistrate, referee or other elected or appointed decider of facts).  By executing this Agreement, Lender and Borrower will give up their respective right to a trial by jury. Borrower and Lender each hereby expressly acknowledges that this waiver is entered into to avoid delays, minimize trial expenses, and streamline the legal proceedings in order to accomplish a quick resolution of claims arising under or in connection with Agreement, the Loan(s), the Note(s) and the transactions contemplated by this Agreement.

(a)    WAIVER OF JURY TRIAL.  TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT BORROWER OR LENDER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, ACTION, SUIT OR PROCEEDING, DIRECTLY OR INDIRECTLY, AT ANY TIME ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, ANY LOAN, ANY NOTE, ANY LOAN DOCUMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT, BEFORE OR AFTER MATURITY.

(b)    CERTIFICATIONS.  BORROWER HEREBY CERTIFIES THAT NEITHER ANY REPRESENTATIVE NOR AGENT OF LENDER NOR LENDER’S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT LENDER WOULD NOT, IN THE EVENT OF ANY LITIGATION, ACTION SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER.  BORROWER ACKNOWLEDGES THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION HEREIN.

10.13.      Indemnification by Borrower.  Borrower hereby covenants and agrees to indemnify, defend (with counsel selected by Lender) and hold harmless Lender, Lender’s Affiliates and their respective members, managers, directors, shareholders, officers, partners, employees, attorneys, consultants and agents (collectively, the “Indemnitees”) from and against any and all claims, damages, liabilities, costs and expenses (including, without limitation, actual attorney’s fees and expenses and other costs of investigation or defense, including those incurred upon any appeal), which may be incurred by or asserted against any Indemnitee (whether for breach of contract, in tort or under any other theory of liability) in connection with or as a result of credit having been extended, suspended or terminated under this Agreement or the other Loan Documents or with respect to the execution, delivery, enforcement, performance or administration of, or in any other way arising out of relating to, this Agreement or the other Loan Documents or any other documents or transactions contemplated by or referred to in this Agreement, or any action or failure to act with respect to any of the foregoing, including any and all product liabilities, environmental liabilities, taxes and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents, the correctness, validity or genuineness of any Instrument or Document that may be released or endorsed to Borrower by Lender (which shall automatically be deemed to be without recourse to Lender in any event), the existence, character, quantity, quality, condition, value or delivery of any Goods purporting to be represented by any such Instruments or Documents, or any broker’s commission, finder’s fee or similar charge or fee payable by Borrower in connection with the Loans and the transactions contemplated by this Agreement (collectively, the “Indemnified Liabilities”), except to the extent that any such Indemnified Liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnitee’s gross negligence or willful misconduct.  BORROWER, FOR ITSELF AND FOR ALL SUCCESSORS, ASSIGNS, THIRD PARTY BENEFICIARIES AND ALL OTHER PERSONS THAT MAY ASSERT CLAIMS DERIVATIVELY THROUGH SUCH PARTY, HEREBY WAIVES ANY AND ALL CLAIMS FOR INDEMNIFIED LIABILITIES AGAINST ALL INDEMNITEES EXCEPT TO THE EXTENT THAT ANY SUCH INDEMNIFIED LIABILITY IS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED SOLELY FROM SUCH INDEMNITEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  NO INDEMNITEE SHALL BE RESPONSIBLE OR LIABLE TO BORROWER, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR FOR INDIRECT PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER. THE PROVISIONS OF THIS SECTION 10.13 SHALL SURVIVE TERMINATION OF THE LOANS AND THE TERMINATION OF THIS AGREEMENT.

10.14.     Savings Clause for Indemnification.  To the extent that Borrower’s undertaking to indemnify, pay and hold harmless set forth in Section 10.13 above may be unenforceable because it violates any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all matters referred to under Section 10.13.

10.15.      Lender’s Performance.  Lender shall not be responsible for any failure of any Advance to be credited to any account of Borrower (i) if such failure is caused by conditions beyond Lender’s control including, but not limited to Acts of God, restrictions of Governmental Units (including the denial or cancellation of any necessary license, registration or permit), wars, insurrections, or interruptions of telephone service or internet access caused by a service provider or resulting from the failure of a service provider’s equipment, software or personnel, and (ii) if such failure is not caused by or due to an event, occurrence or condition described in clause (i) immediately above, unless such failure is caused by or due to Lender’s gross negligence or willful misconduct.

10.16.      Entire Agreement; Amendments; Lender’s Consent.  This Agreement (including the Schedules and Exhibits) constitutes the entire agreement between Lender and Borrower with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions between Lender and Borrower, whether express or implied, oral or written, with respect to the subject matter hereof.  No amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be Authenticated by Lender in a Record, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10.17.     Cross Default; Cross Collateralization.  Borrower hereby acknowledges and agrees that (a) each other Loan Document and agreement between Borrower and Lender is hereby amended, to the extent necessary, to provide that a Default or an Event of Default under this Agreement is a default or event of default, respectively, under each such Loan Document or agreement, and a default or event of default under any Loan Document or agreement between Borrower and Lender is a Default or an Event of Default, respectively, under this Agreement, and (b) the Collateral secures the final and indefeasible payment to Lender in cash and performance of the Obligations in full, whether now or hereafter outstanding under all other Loan Documents and agreements between Borrower and Lender, and that the Collateral and any other Property of any other Person pledged to Lender in connection with the transactions contemplated by this Agreement under any other Loan Document or agreement with Lender secures the final and indefeasible payment to Lender in cash and performance of the Obligations in full.

10.18.     Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

10.19.     Severability of Provisions.  Any provision of this Agreement or any of the other Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or the other Loan Documents or affecting the validity or enforceability of such provision in any other jurisdiction.

10.20.     Governing Law; Consent To Jurisdiction.

(a)    THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF EACH NOTE DELIVERED PURSUANT HERETO WERE AND ARE DISBURSED FROM THE STATE OF NEW YORK. THE PARTIES AGREE THAT THE STATE OF NEW YORK HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED ENTIRELY IN SUCH STATE WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.  TO THE FULLEST EXTENT PERMITTED BY LAW, LENDER AND BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT OR ANY NOTE ISSUED BY BORROWER TO LENDER IN CONNECTION HEREWITH, AND THIS AGREEMENT AND EACH SUCH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED ENTIRELY IN SUCH STATE WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN THE SOLE OPTION OF LENDER IN ANY FEDERAL OR STATE COURT LOCATED IN WESTCHESTER COUNTY, NEW YORK, OR ERIE COUNTY, NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW; HOWEVER, LENDER MAY, AT ITS OPTION, COMMENCE ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION TO OBTAIN POSSESSION OF OR FORECLOSE UPON ANY COLLATERAL, TO OBTAIN EQUITABLE RELIEF OR TO ENFORCE ANY JUDGMENT OR ORDER OBTAINED BY LENDER AGAINST BORROWER OR WITH RESPECT TO ANY COLLATERAL, TO ENFORCE ANY RIGHT OR REMEDY UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR TO OBTAIN ANY OTHER RELIEF DEEMED APPROPRIATE BY LENDER, AND LENDER AND BORROWER EACH WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND LENDER AND BORROWER EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER REPRESENTS AND ACKNOWLEDGES THAT IT HAS REVIEWED THIS CONSENT TO JURISDICTION PROVISION WITH ITS LEGAL COUNSEL, AND HAS MADE THIS WAIVER KNOWINGLY AND VOLUNTARILY, WITHOUT COERCION OR DURESS.

10.21.      Table of Contents; Headings.  The table of contents and headings preceding the text of this Agreement are inserted solely for convenience of reference and shall not constitute a part of this Agreement or affect its meaning, construction or effect.

LENDER:

KELTIC FINANCIAL PARTNERS II, LP
By Keltic Financial Services, LLC, its general partner

By:

Name:

Its:

Effective Date:

BORROWER:

GENERAL EMPLOYMENT ENTERPRISES, INC.	TRIAD PERSONNEL SERVICES, INC.

By:	By:

Name:	Name:

Its:	Its:

Date:	Date:

BUSINESS MANAGEMENT PERSONNEL, INC.	BMPS, INC.

By:	By:

Name:	Name:

Its:	Its:

Date:	Date:

BMCH, INC.	BMCHPA, INC.

By:	By:

Name:	Name:

Its:	Its:

Date:	Date:

TRIAD LOGISTICS, INC.

By:

Name:

Its:

Date:

DEFINITIONS SCHEDULE

“Advance” means each principal amount of the Revolving Credit delivered to Borrower in connection with a Notice of Borrowing, and each other amount charged to the principal of the Revolving Credit pursuant to this Agreement.

“Affiliate” of a Person means a “Person related to” such Person as defined in Sections 9-102(62) and 9-102(63) of the UCC, and for purposes of this Agreement also includes any employee of such Person, and any entity controlled by or under common control with any such employee.  For purposes of this definition the term “control” as used in Section 9-102(63) of the UCC means the possession, directly or indirectly, of the power to direct or cause the direction of the management and/or policies of a Person, whether through the ownership of voting stock or other equity interests, by agreement or otherwise.

“Anti-Terrorism Laws” shall mean any and all laws, regulations, rules, orders, etc. in effect from time to time relating to anti-money laundering and terrorism, including, without limitation, Executive Order No. 13224 (effective September 24, 2001) and the USA Patriot Act (Pub. L. No. 107-56 (Oct. 12, 2001)).

“Banking Day” means a day on which commercial banks are not authorized or required to close in New York State.

“Blocked Person” shall mean (a) any person (i) listed in the annex to Executive Order No. 13224, (ii) owned or controlled by, or acting for or on behalf of, any person listed in the annex to Executive Order No. 13224, (iii) with which Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (iv) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, (v) that is named a “specially designated national” or “blocked person” on the most current list published by the U.S. Department of Treasury Office of Foreign Assets Control or any successor agency (“OFAC”) or other similar list, or (vi) that is named a “denied person” on the most current list published by the U.S. Commerce Department, or (b) an agency of the government of a Sanctioned Country, (c) an organization controlled by a Sanctioned Country, or (d) a person resident in a Sanctioned Country to the extent subject to a sanctions program administered by OFAC.

“Borrowing Base” means, at any time, an amount equal to:

(a) an amount not to exceed eighty five percent (85.00%) of the aggregate amount of Temporary Staffing Receivables that are Eligible Receivables at such time; plus
(b) an amount of Permanent Placement Receivables not to exceed the lesser of (i) seventy percent (70.00%) of the aggregate amount of Permanent Placement Receivables that are Eligible Receivables at such time, or (ii) One Million and 00/100 Dollars ($1,000,000.00); less
(c) the aggregate amount of all Reserves in effect at such time.

“Capital Expenditures” means for any period, as determined in accordance with GAAP, the dollar amount of gross expenditures (including obligations under capital leases) made or incurred for fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereto (but not repairs thereof) during such period.

“Charter Documents” means (a) with respect to a corporation, such corporation’s certificate or articles of incorporation (as applicable) and bylaws in effect on the Effective Date, and as the same may be amended, restated or otherwise modified after the date hereof, (b) with respect to a partnership, such partnership’s articles or certificate of formation or certificate of partnership (as applicable) or other certificate required to be filed with any Governmental Authority in order to form such partnership, and partnership agreement in effect on the Effective Date, and as the same may be amended, restated or otherwise modified after the date hereof, and (c) with respect to a limited liability company or limited liability partnership, such limited liability company’s or limited liability partnership’s articles or certificate of formation (as applicable) and limited liability company agreement, limited liability partnership agreement or operating agreement (as applicable) in effect on the Effective Date, and as the same may be amended, restated or otherwise modified after the date hereof.

“Code” means the Internal Revenue Code of the United States, as the same may be amended.

“Collateral” means all of Borrower’s right, title and interest in and to the following, wherever located and whether owned on the Effective Date or thereafter acquired, whether owned or held by Borrower or by any other Person in any manner for Borrower's account (and specifically includes all accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of all of the following): all cash, Money (as defined in Section 1-201(24) of the UCC), Accessions, Accounts (including without limitation all Receivables and unearned premiums with respect to insurance policies insuring any of the Collateral and claims against any Person for loss of, damage to, or destruction of any or all of the Collateral), Certificates of title, Chattel Paper, Commercial Tort Claims (specifically including all Commercial Tort Claims arising from or in connection with the matters described in the attached Disclosure Schedule), Deposit Accounts, Documents (including but not limited all to books and records, and all recorded data of any kind or nature, regardless of the medium of recording, including, without limitation, writings, plans, specifications, schematics customer lists, credit files, computer programs, printouts and other computer materials and records of Borrower pertaining to any of the items or subject matter described in this paragraph), Equipment, General Intangibles, Goods, Health-Care-Insurance Receivables, Instruments, Inventory, Investment Property, Letter-Of-Credit Rights, Proceeds, Records, Software and Supporting Obligations, all rights to payment for money or funds advanced or sold, and all monies or other Property of any kind now or at any time or times hereafter in the possession or under the control of Lender or any Affiliate of Lender or any representative, agent or correspondent of Lender pertaining to any of the items or subject matter described in this paragraph, and to the extent not otherwise included in the foregoing, all other property in which a security interest may be granted under the UCC or which may be delivered to and held by Lender pursuant to the terms hereof.  Notwithstanding the foregoing, if on or prior to the Effective Date Borrower has not obtained the written consent of a Governmental Authority necessary to permit the assignment of any Document, Instrument, Chattel Paper, contract or agreement by and between Borrower and any Governmental Authority (a “Government Contract”) in connection with the granting by Borrower to Lender of the security interests described herein, the Collateral and Lender’s security interests described herein shall specifically exclude each such Government Contract, and all of Borrower’s rights, title and interests therein, however, in such case the Collateral and Lender’s security interests granted herein shall specifically include and shall be limited to all Accounts and Receivables in connection with such Government Contract and all of Borrower’s rights, title and interests in and to such Accounts and Receivables, and all such Accounts and Receivables shall be considered as Collateral for purposes hereof.

“Contract Year” means initially the period of twelve (12) consecutive calendar months commencing on the Effective Date, and thereafter each period of twelve (12) consecutive calendar months commencing on the annual anniversary of the Effective Date.

“Default” means each event, occurrence or condition, or series of events, occurrences or conditions (individually and collectively, an “Occurrence”), that would constitute an Event of Default as defined in Section 9.1, disregarding (a) all requirements of notice to be delivered to Borrower under this Agreement in connection with such Occurrence as a condition to the existence of such prospective Event of Default, and (b) all periods of time, grace or cure under this Agreement that must pass prior to the existent of such prospective Event of Default.

“Default Rate” means an annualized rate of interest that is equal to three and one quarter percent (3.25%) more than the Revolving Credit Rate.

“Eastern Time” means North American Eastern Standard Time, including Eastern standard time when observing standard time, and Eastern daylight time when observing daylight saving time.

“EBITDA” means, for any period, Borrower’s total income before interest expense, taxes, depreciation and amortization for such period on a consolidated basis, all calculated in accordance with GAAP, consistently applied and determined as of and at the end of such period.  For purposes of this Agreement, EBITDA for any period shall be determined disregarding any extraordinary items of income and expense during such period.

“Eligible Receivable” means each Temporary Staff Receivable and each Permanent Placement Receivable: for which the Records and accounts are located at Borrower’s facilities where such Records are maintained as described in the Disclosure Schedule; arising out of a sale in the ordinary course of Borrower’s business as conducted on the Effective Date; relating to a sale made by Borrower to a Person that is not an Affiliate of Borrower; that is not in dispute; with respect to which each representation with respect to Eligible Receivables set forth in this Agreement is accurate, and; that is acceptable to Lender in Lender’s reasonable discretion. Lender may treat any Receivable as ineligible if:

(a) more than ninety (90) consecutive calendar days has passed from the original invoice date for such Receivable; or
(b) any representation contained in this Agreement with respect to such Receivable or with respect to whether such Receivable is an Eligible Receivable was inaccurate when made; or

(c) the Account Debtor has disputed liability or made any claim with respect to such Receivable or with respect to any other material Receivable due from the Account Debtor; or
(d) the Account Debtor (i) has filed a case for bankruptcy or reorganization under the Bankruptcy Code, or (ii) has had filed against it any case under the Bankruptcy Code, or (iii) has made an assignment for the benefit of creditors, or (iv) has failed, suspended business operations, become insolvent, or (v) has had a receiver or a trustee appointed for all or a significant portion of its assets or affairs; or

(e) the Account Debtor is a supplier to or creditor of Borrower, or the Account Debtor has provided prepayments or deposits for future products or services from Borrower; or
(f) the Account Debtor has or asserts any right of offset with respect to any Receivable or asserts any claim or counterclaim against Borrower with respect to any Receivable; or
(g) Borrower is not the sole owner of the Receivable; Borrower has sold, assigned or otherwise transferred all or any portion thereof; or any portion of the Receivable is subject to any claim, lien or security interest (other than a Permitted Lien); or
(h) the sale giving rise to such receivable is to an Account Debtor domiciled outside of the continental United States; or
(i) twenty five percent (25.00%) or more of the Receivables of any Account Debtor and/or its Affiliates is ineligible, then all the Receivables of such Account Debtor and its Affiliates shall be treated as ineligible; or
(j) any portion of the Eligible Receivables of the Account Debtor and/or its Affiliates exceeds fifteen percent (15.00%) of the total amount of all Eligible Receivables, then the amount of such excess shall be treated as ineligible; or
(k) such Receivable relates to a sale of goods or services to the United States of America, or to a Governmental unit of the United States of America, unless Borrower assigns its right to payment of such Receivable to Lender in compliance with the Assignment of Claims Act of 1940, as amended; or
(l) such Receivable relates to a sale of goods or services to any State of the United States of America, or to any Governmental Unit of any State of the United States of America, unless Borrower assigns its right to payment of such Receivable to Lender in compliance with all applicable laws, rules, regulations or administrative or judicial determinations relating to the assignment (in whole or in part) of any agreement or contract pursuant to which such sale was made; or

(m) the goods or services covered by such Receivable were shipped to the customer or performed for the customer, as applicable, prior to or after the date of the invoice giving rise to such Receivable, or such Receivable consists of a sale to an Account Debtor: on consignment; on any bill and hold basis; on any guaranteed sale, sale or return, sale on approval or other repurchase or return basis; on any billing in advance of shipment or other “pre-billing” basis; or under any payment plan, scheduled installment plan, or other extended payment terms basis; or
(n) the Account Debtor is located in a state in which Borrower is deemed to be doing business under the laws of such state and such state denies creditors access to its courts in the absence of Borrower’s qualification to transact business in such state or of Borrower’s filing of any reports with such state, unless Borrower has qualified as a foreign corporation authorized to do business in such state and has filed all required reports; or
(o) such Receivable is evidenced by chattel paper or an instrument of any kind which has not been assigned or endorsed and delivered to Lender, or such Receivable has been reduced to judgment; or
(p) such Receivable arises from a sale of goods or services to an individual who is purchasing such goods primarily for personal, family or household purposes;
(q) Lender reasonably believes that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Account Debtor’s financial inability to pay; or
(r) if a Temporary Staffing Receivable, such Receivable is not evidenced by signed time cards or time sheets (whether written or electronic) or other reasonable methods for evidencing work performed by Borrower.

“Environmental Law” means each federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation law, statute, ordinance or code relating to the protection of any water or water vapor, any land surface or subsurface, air, fish, wildlife, biota or any other natural resources and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of “hazardous substances” and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of any Governmental Unit with respect thereto.

“Equity Interests” of a Person means such Person’s issued and outstanding equity securities, or membership, partnership or profits interests, as applicable, or debt or securities (or combinations thereof) convertible into such Person’s equity securities, or membership, partnership or profits interests, as applicable.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Fiscal Quarter” means the three (3) consecutive calendar month period commencing on the first day of the Fiscal Year, and each three (3) consecutive calendar month period in such Fiscal Year commencing on the day immediately following end of the preceding Fiscal Quarter.

“Fiscal Year” means a year of 365 or 366 days, as the case may be, ending on the last day of September in any calendar year.

“GAAP” means generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of Borrower, except for changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing.

“Governmental Rules” means all Federal, state and local governmental rules, ordinances and regulations applicable to Borrower’s ownership or use of properties or the operation or conduct of its business.

“Governmental Unit” means, with respect to the government of the United States, a State of the United States or a foreign county (a “government”) (a) a subdivision, agency, department, county, parish, municipality or other unit of such government, or (b) an entity exercising executive, legislative, judicial, taxing, law enforcement, regulatory or administrative powers or functions of or pertaining to such government.

“Indebtedness” of a Person means all obligations for borrowed money of any kind or nature, including funded debt and unfunded liabilities, contingent obligations under guaranties or letters of credit or similar financial instruments or accommodations, and all obligations for the acquisition or use of any fixed asset or improvements, including capitalized leases, which are payable over a period longer than one (1) year, regardless of the term thereof or the Person or Persons to whom the same is payable.

“Lender’s permitted discretion” means, that in connection with a determination to be made by Lender under this Agreement, or in connection with an election by Lender to take or refrain from taking an action under this Agreement, Lender may make such determination, or elect to take or not take such action, as applicable, in good faith and in the exercise of reasonable business judgment from the perspective of a secured asset based lender.

“Lender’s sole discretion” means, that in connection with a determination to be made by Lender under this Agreement, or in connection with an election by Lender to take or refrain from taking an action under this Agreement, Lender may make such determination, or elect to take or not take such action, as applicable, after consideration by Lender of only its own interests, without regard to the effect of such determination or election on Borrower, including but not limited to Borrower’s interests, Borrower’s business or Borrower’s operations.

 “LIBOR Rate” means the annual rate of interest for deposits in U.S. Dollars for a term of three (3) months as quoted on LIBOR01 Page as of 11:00 a.m. London Time on the second (2nd) Banking Day prior to the date of an Advance until the first day of the first full month following the date of such Advance, and for each calendar month thereafter on the second (2nd) Banking Day prior to the first day of each calendar month, adjusted for reserve requirements and such other requirements as may be imposed by federal, state or local government and regulatory agencies.

“LIBOR01 Page” means the Reuters Screen LIBOR01 Page (or such other page as may replace the LIBOR01 on that service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for U.S. Dollar deposits).

“Loan Document” means this Agreement and each other agreement, document and instrument delivered by Borrower or any other Person to Lender or by Lender to any other Person in connection with the Obligations, the Loans, the Notes, or any other Indebtedness payable to Lender in connection with the transactions contemplated by this Agreement, as the same may be amended, modified, supplemented, extended or restated from time to time.

“Loans” means the Revolving Credit (including all Advances thereof) and all other Indebtedness of Borrower to Lender under the terms of this Agreement.

“Material” and “Materially” mean a level of significance that (a) if capable of reduction to a monetary amount, would be reasonably expected to exceed One Hundred Thousand and 00/100 Dollars ($100,000.00) individually, or Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) when aggregated with all other similar matters, and (b) if not capable of reduction to a monetary amount, would have affected any decision of a reasonable business person in Lender’s position as an asset-based lender regarding whether (i) to enter into this Agreement, or (ii) to consummate the transactions contemplated by this Agreement, or (iii) to continue to make Advances to, or to continue to extend the Loans, in whole or in part, to Borrower.

“Material Adverse Change” means any:  (a) Material adverse change in the business, assets, operations, prospects, profits or condition (financial or otherwise), of Borrower; or (b) Material adverse change in the ability of Borrower to pay or perform the Obligations in accordance with their terms; or (c) Material adverse change in the value, collectability or salability of the Collateral; or (d) the occurrence of any event, development, circumstance or condition, or series of events, developments, circumstances or conditions, that would reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or any of the other Loan Documents, or on the perfection or priority of Lender’s security interests in any Collateral; or (e) the occurrence of any event, development, circumstance or condition, or series of events, developments, circumstances or conditions, that would reasonably be expected to have a material adverse effect on Lender’s practical realization of the benefits, rights and remedies inuring to Lender under this Agreement or under any other Loan Document; or (f) the occurrence of any event, development, circumstance or condition, or series of events, developments, circumstances or conditions, that would reasonably be expected to have materially impair Lender’s security, materially increase Lender’s risks, or materially impair Borrower’s ability to perform under this Agreement or under any of the other Loan Documents.  The determination of whether a Material Adverse Change has occurred shall be made by Lender in Lender’s permitted discretion.

“Note” means a promissory note Authenticated by Borrower and delivered to Lender pursuant to the terms of this Agreement.

“Obligation” means any Indebtedness, liability, obligation, covenant or duty owed or owing by Borrower to Lender, of any kind or nature, present or future, whether or not evidenced by any note, guaranty, Supporting Obligation or other agreement, document or instrument, whether arising under this Agreement, any other Loan Document or under any other agreement, document, instrument delivered to Lender by Borrower, or by operation of law, whether or not for the payment of money, whether arising in connection with an extension of credit to Borrower or Borrower’s opening, guaranteeing or confirming of a letter of credit, loan, guaranty, indemnification or other financial accommodation, whether direct or indirect (including those acquired by purchase or assignment), absolute or contingent, due or to become due, now or hereafter arising and howsoever acquired including, without limitation, each Loan, Advance, and other Indebtedness payable by Borrower to Lender, all interest payable to Lender with respect to each Loan, Advance and other Indebtedness of Borrower to Lender, and each charge, cost, expense, fee, and other sum chargeable to Borrower under this Agreement, any other Loan Document or any other agreement, document or instrument delivered by Borrower to Lender.  The Obligations shall specifically include, but not be limited to (i) Borrower’s obligations to finally and indefeasibly pay to Lender in cash the full principal amounts of all Loans, Notes and other Indebtedness of Borrower to Lender when due, whether upon termination, maturity, demand or acceleration under the terms of the Loan Documents, all interest due and payable thereon, and all fees, costs and expenses payable in connection therewith, and (ii) Borrower’s obligations to perform in full all agreements, covenants and duties of Borrower under the Loan Documents in the manner and at such times as provided by the terms of each such Loan Document.
“Permanent Placement Receivable” means each Receivable consisting of work performed by Borrower to permanently place a candidate into a position for a fee and invoiced by GEE.
“Permitted Liens” means:
(a) liens securing the Obligations;
(b) liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to the provisions of ERISA or Environmental Laws) (i) not yet due and payable or (ii) which are being properly contested and for which Borrower has established adequate reserves;
(c) claims of materialmen, mechanics, carriers, warehousemen, processors or landlords arising out of operation of law so long as the obligations secured thereby (i) are not past due or (ii) are being properly contested and for which Borrower has established adequate reserves;
(d) liens consisting of deposits or pledges made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security and similar laws;
(e) liens on equipment (including capital leases) to secure purchase money Indebtedness permitted under Section 8.1, so long as such security interests do not apply to any property of Borrower other than the equipment so acquired, and the Indebtedness secured thereby does not exceed the cost of such equipment; and

(f) security interests, pledges, liens, charges, mortgages or other encumbrances in, to or on any Collateral in favor of any creditor of Borrower other than Lender so long and to the extent that such security interest, pledge, lien, charge, mortgage or other encumbrance is junior and subordinate to the security interests, pledges, liens, charges, mortgages and other encumbrances in, to or on Collateral in favor of Lender pursuant to a subordination agreement executed by Lender.

“Person” means an individual, partnership, limited liability company, limited liability partnership, corporation, joint venture, joint stock company, land trust, business trust, unincorporated organization, or Governmental Unit.

“Prime Rate” means, at any time, the prime rate published in the “Money Rates” column of The Wall Street Journal at such time, and in the event that The Wall Street Journal is not available at such time, the prime rate published in another publication as determined by Lender in its discretion.

“Property” means, with respect to a Person, all of such Person’s tangible and intangible property, assets and interests in property and assets, whether personal, real or mixed, owned on the Effective Date or thereafter acquired.

“Receivable” means, with respect to Borrower, each (i) Account, (ii) Health-Care-Insurance Receivable, (iii) credit card receivable, (iv) right to payment under any contract, Document Instrument promissory note, Chattel Paper, or electronic chattel paper, (v) tax refund or right to receive any tax refund, (vi) bond or certificate owned or held by Borrower or held for the benefit of Borrower, (vi) right to payment for the sale, lease or license of any Inventory, Equipment or General Intangible, (vii) policy of insurance issued to or for the benefit of Borrower and each right to payment and Proceeds of such insurance, (viii) right to payment in connection with each Investment Property, Deposit Account, book account, credit or reserve, and (ix) form of obligation whatsoever owing to Borrower, together with all Instruments, Documents and Certificates of title representing any of the foregoing, and all rights in any merchandise or Goods which any of the same may represent, all files and Records with respect to any collateral or security given by Borrower to Lender in the foregoing, together with all rights, title, security, Supporting Obligations and guarantees with respect to the foregoing, including any right of stoppage in transit, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires any interest.

“Reportable Event” has the same definition as provided in Title IV of ERISA.

“Revolving Credit Rate” means a fluctuating rate that, when annualized, is equal to the greatest of (A) the Prime Rate plus three and one quarter percent (3.25%), (B) the LIBOR Rate plus six and one quarter percent (6.25%), and (C) six and one half percent (6.50%).

“Revolving Credit Termination Date” means the earliest to occur of (a) the third (3rd) anniversary of the Effective Date, (b) the date Lender terminates the Revolving Credit pursuant to Section 9.3(a), and (c) the date on which repayment of the Revolving Credit, or any portion thereof, becomes immediately due and payable pursuant to Section 9.3(b).

“Settlement Account” means Lender’s account at Harris Trust and Savings Bank, Chicago, IL 60690, Account Name: Keltic Financial Partners II, LP; Account No. 3117009, ABA No. 071000288, or such other account as Lender may advise Borrower.

“Significant Holder” means a Person that directly or indirectly holds ten percent (10%) or more of Borrower’s Equity Interests.

“Solvent” when used with respect to a Person means that such Person is able to pay all of its Indebtedness as such Indebtedness matures.

“Temporary Staffing Receivable” means each Receivable consisting of work performed by Borrower to temporarily place a candidate into a position for a fee and invoiced by Borrower.

“to Borrower’s knowledge”, “to the knowledge of Borrower” and all variations and derivations of such terms mean (i) the actual individual and/or collective knowledge of any of Borrower’s (as applicable) directors, chief executive officer and chief financial officer (individually and collectively, the “Knowledge Parties”), after due inquiry by each of the Knowledge Parties, and (ii) the individual and/or collective knowledge of any fact, condition, event, occurrence or circumstance that would have come to the attention of any of the Knowledge Parties in the course of discharging his or her duties as a director or officer of Borrower (as applicable) in a reasonable and prudent manner consistent with sound business practices.

“UCC” means the New York Uniform Commercial Code as in effect on the date of this Agreement, and as may be amended or modified after the date of this Agreement; provided, however, in the event that, by reason of mandatory provisions of law, the perfection, the effect of perfection or nonperfection or priority of Lender’s security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, then the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for the purposes of the provisions hereof relating to perfection, the effect of perfection or nonperfection or priority of Lender’s security interest in such Collateral.

“Unfunded Capital Expenditures” means, for any period, the aggregate amount of Capital Expenditures made by Borrower during such period, less the aggregate principal amount of all Indebtedness assumed or incurred by Borrower during such period for the purpose of financing such Capital Expenditures (other than the principal amount of Loans made for the purpose of financing such Capital Expenditures).

UCC Definitions.  When used in this Agreement, the following terms have the same definitions as provided in Article 9 of the UCC, but for convenience in this Agreement the first letter of all such terms shall be capitalized : “Accession”, “Account”, “Account Debtor”, “Authenticate” (and all derivations thereof), “Certificate Of Title”, “Chattel Paper”, “Commercial Tort Claim”, “Deposit Account”, “Document”, “Equipment”, “General Intangible”, “Goods”, “Health-Care-Insurance Receivable”, “Instrument”, “Inventory”, “Investment Property”, “Letter-Of-Credit Right”, “Obligor”, “Proceeds” (as specifically defined in Section 9-102(64) of the UCC), “Record”, “Secondary Obligor”, “Secured Party”, “Software” and “Supporting Obligation”.

DISCLOSURE SCHEDULE

SEE ATTACHED.

EXHIBIT A:  NOTICE OF BORROWING

Keltic Financial Partners II, LP
580 White Plains Road
Suite 610
Tarrytown, NY 10591

Re: Request for Advance

The undersigned requests the following Advance(s) of the Revolving Credit pursuant to Section 2.1 of the Loan and Security Agreement dated as of September ___, 2013 between Keltic Financial Partners II, LP and the undersigned, as the same may be amended, supplemented or otherwise modified (“Loan Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

Revolving Credit:	$

For credit to:

General Employment Enterprises, Inc.:	$

Triad Personnel Services, Inc.:	$

Business Management Personnel, Inc.:	$

BMPS, Inc.:	$

BMCH, Inc.:	$

BMCHPA, Inc.:	$

Triad Logistics, Inc.:	$

Please wire the requested Advance(s) to our operating account number ____________________________ at ______________________________________________ in accordance with the following wire instructions (and such additional wire instructions attached hereto):
_______________________________________________
_______________________________________________
_______________________________________________
_______________________________________________
_______________________________________________
_______________________________________________.

Please call the undersigned to confirm receipt of this fax at (____) _______.

GENERAL EMPLOYMENT ENTERPRISES, INC.	TRIAD PERSONNEL SERVICES, INC.

By:	By:

Name:	Name:

Its:	Its:

Date:	Date:

BUSINESS MANAGEMENT PERSONNEL, INC.	BMPS, INC.

By:	By:

Name:	Name:

Its:	Its:

Date:	Date:

BMCH, INC.	BMCHPA, INC.

By:	By:

Name:	Name:

Its:	Its:

Date:	Date:

TRIAD LOGISTICS, INC.

By:

Name:

Its:

Date:

EXHIBIT B:  BORROWING BASE CERTIFICATE

EXHIBIT C:  COMPLIANCE CERTIFICATE

GENERAL EMPLOYMENT ENTERPRISES, INC., a corporation organized under the laws of the State of Illinois (“GEE”), TRIAD PERSONNEL SERVICES, INC., a corporation organized under the laws of the State of Illinois (“TPS”), BUSINESS MANAGEMENT PERSONNEL, INC., a corporation organized under the laws of the State of Ohio (“BUMPS”), BMPS, INC., a corporation organized under the laws of the State of Ohio (“BMPSOH”), BMCH, INC., a corporation organized under the laws of the State of Ohio (“BMCH”), BMCHPA, INC., a corporation organized under the laws of the Commonwealth of Pennsylvania (“BMCHPA”), and TRIAD LOGISTICS, INC., a corporation organized under the laws of the State of Ohio (“Triad”) (the foregoing to be individually and collectively referred to as “Borrower”) hereby certifies, jointly and severally, to KELTIC FINANCIAL PARTNERS II, LP in accordance with the provisions of the Loan and Security Agreement dated as of September ___, 2013 between Keltic Financial Partners II, LP and the undersigned, as the same may be amended, supplemented or otherwise modified (the “Loan Agreement”) that:

A.                General.  As of date of this Certificate:

•	Borrower has complied in all respects with all the terms, covenants and conditions of the Loan Agreement;

•	the representations contained in the Agreement are true, accurate and complete in all respects with the same effect as though such representations and warranties had been made on the date hereof; and

•	there exists no Default or Event of Default as defined in the Loan Agreement.

B.                Financial Covenants.  As of and for such periods as designated below, the computations, ratios and calculations as set forth below are true, accurate and correct:

Unfunded Capital Expenditures as of ____________________________________:

EBITDA as of and for the period ending _________________________________:

GENERAL EMPLOYMENT ENTERPRISES, INC.	TRIAD PERSONNEL SERVICES, INC.

By:	By:

Name:	Name:

Its:	Its:

Date:	Date:

BUSINESS MANAGEMENT PERSONNEL, INC.	BMPS, INC.

By:	By:

Name:	Name:

Its:	Its:

Date:	Date:

BMCH, INC.	BMCHPA, INC.

By:	By:

Name:	Name:

Its:	Its:

Date:	Date:

TRIAD LOGISTICS, INC.

By:

Name:

Its:

Date: